EXECUTION VERSION

CREDIT AGREEMENT
Dated as of November 22, 2024,
among
NFE BRAZIL INVESTMENTS LLC,
as the Borrower,
NFE FINANCING LLC,
as Lender,

THE LENDERS PARTY HERETO FROM TIME TO TIME,
and
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Administrative Agent and Collateral Agent

TABLE OF CONTENTS
Page

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SCHEDULES
Schedule 1.01    --    Term Loan Commitments
Schedule 5.08(a)        Environmental Matters
Schedule 6.18    --    Post-Closing Actions
Schedule 7.02        Liens
Schedule 7.03        Indebtedness of Subsidiaries
Schedule 7.07(ii)    --    Independent Managers
Schedule 7.08        Transactions with Affiliates
Schedule 10.02    --    Notices and Other Communications
EXHIBITS
Form of
Exhibit A    --    Committed Loan Notice
Exhibit B     --    Term Note
Exhibit C     --    [Reserved]
Exhibit D     --    Pledge and Security Agreement
Exhibit E     --    [Reserved]
Exhibit F    --    [Reserved]
Exhibit G    --    Solvency Certificate

i

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of November 22, 2024 (as may be amended, restated, amended and restated, supplemented and/or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among NFE Brazil Investments LLC, a Delaware limited liability company (the “Borrower” or “Brazil Parent”), NFE Financing LLC, a Delaware limited liability company (the “Initial Lender” or “NewCo”), the other lenders party hereto from time to time (together with the Initial Lender, the “Lenders”, and individually, the “Lender”) and Wilmington Savings Fund Society, FSB (“WSFS”), as Administrative Agent and Collateral Agent.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower requested that the Initial Lender provide a Term Loan Commitment (as defined herein) to the Borrower in an aggregate principal amount of $970,000,000 on the Closing Date, subject to the terms and conditions of this Agreement;
WHEREAS, substantially concurrently with the transactions contemplated by this Agreement, Brazil Parent, as lender, WSFS, as the administrative agent and collateral agent for the lenders thereunder, and New Fortress Energy Inc., a Delaware corporation (the “Company”), as borrower, will enter into that certain Series I Credit Agreement, dated as of the date hereof (the “Series I Credit Agreement”), pursuant to which Brazil Parent will advance the proceeds of the Term Loans to the Company and the Company will use such proceeds to redeem the 2025 Notes (as defined herein) in full in cash and exchange a portion of the 2026 Notes (as defined herein) and the 2029 Notes (as defined herein) for the New Notes pursuant to the applicable Exchange Agreement (the “Series I Term Loan”);
WHEREAS, after the Closing Date, NewCo, as lender, WSFS, as the administrative agent and collateral agent for the lenders thereunder, and the Company, as borrower, intends to enter into that certain Series II Credit Agreement, to be dated on or about the Exchange Date (as defined herein) (the “Series II Credit Agreement”, together with the Series I Credit Agreement, collectively and individually, the “Refinancing Intercompany Credit Agreements”), pursuant to which NewCo will be deemed to extend credit to the Company in an aggregate principal amount equal to approximately $1,410,000,000 in connection with the exchange of a portion of the 2026 Notes and the 2029 Notes for the New Notes pursuant to the applicable Exchange Agreement (the “Series II Term Loan” and together with the Series I Term Loan, the “Refinancing Intercompany Loans”).
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I
DEFINITIONS AND ACCOUNTING TERMS
(1)Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2025 Notes” means the “Notes” as defined in the 2025 Notes Indenture.
“2025 Notes Indenture” means that certain Indenture, dated as of September 2, 2020, by and among the Company, as issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and notes collateral agent, in respect of 6.750% Senior Notes due 2025, as may be amended, restated, amended and restated, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“2026 Notes” means the “Notes” as defined in the 2026 Notes Indenture.
“2026 Notes Indenture” means that certain Indenture, dated as of April 12, 2021, by and among the Company, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and notes collateral agent, in respect of 6.500% Senior Notes due 2026, as may be amended, restated, amended and restated, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“2029 Notes” means the “Notes” as defined in the 2029 Notes Indenture.
“2029 Notes Indenture” means that certain Indenture, dated as of March 8, 2024, by and among the Company, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee and notes collateral agent, in respect of 8.750% Senior Notes due 2029, as may be amended, restated, amended and restated, modified, supplemented, replaced or refinanced to the extent not prohibited by this Agreement.
“Administrative Agent” means WSFS, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Agents (if any).
“Aggregate Commitments” means the aggregate outstanding Term Loan Commitments of all the Lenders.
“Agreement” has the meaning set forth in the introductory paragraph hereof.
“Annual Financial Statements” means the audited consolidated balance sheets and related statements of operations and cash flows of the Company for the fiscal year ended December 31, 2023.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption applicable to the Borrower or its Subsidiaries by virtue of such Person being organized or operating in such jurisdiction, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended.
“Applicable Premium” means, on any date of prepayment of any Term Loan pursuant to Sections 2.05(a) or 2.05(b)(v), the greater of:
(a) 1.0% of the principal amount of the Term Loans being prepaid; and
(b) the excess, if any, of (a) the present value at such prepayment date of (i) the prepayment price of such Term Loan at the No Call Expiration Date (such prepayment price being set forth in the table appearing in Section 2.05(a)(iv)), plus (ii) all required remaining scheduled interest payments due on such Term Loan through the No Call Expiration Date (excluding accrued but unpaid interest to the prepayment date), computed by the Borrower on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points; over (b) the principal amount of such Term Loans being prepaid.
“Approved Bank” has the meaning set forth in clause (c) of the definition of “Cash Equivalents”.
“Attorney Costs” means and includes all reasonable, documented fees, expenses and disbursements of any law firm or other external legal counsel required to be reimbursed by the Borrower pursuant to the terms of any Loan Document.
“Attributable Indebtedness” means, on any date, in respect of any Financing Lease of any Person, the amount of the liability that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bermuda Share Charge” means that certain share charge, dated as of the date hereof, pursuant to which the Borrower charges in favor of the Collateral Agent, on behalf of the Secured Parties, all the shares issued by BrazilCo to the Borrower (after giving effect to the BrazilCo Transfers).
“Board of Directors” means, for any Person, the board of directors, the general partner or other governing body of such Person or, if such Person does not have such a board of directors, general partner or other governing body and is owned or managed by a single entity, the Board of Directors or board of managers of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower.
“BNDES” means the Brazilian Bank of Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social).
“Borrower” has the meaning provided in the introductory paragraph hereof.
“Borrower Retained Prepayment Amounts” has the meaning set forth in Section 2.05(b)(vii).
“BrazilCo” means NFE Brazil Holdings Limited, an exempted company organized under the laws of Bermuda.
(a)“BrazilCo Transfers” has the meaning set forth in Section 4.01(b).
“Brazil Parent” has the meaning provided in the introductory paragraph hereof.
“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York on which banking institutions in such jurisdictions are authorized or required by Law to close.
“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means any of the following types of Investments:
(a)Dollars, Brazilian real or such other currencies held by the Borrower and its Subsidiaries from time to time in the ordinary course of business, consistent with past practice or consistent with industry norm;
(b)(i) readily marketable securities issued or directly and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the U.S., in each case having average maturities of not more than 24 months from the date of acquisition thereof, (ii) readily marketable direct obligations issued or directly and fully and unconditionally guaranteed by any foreign government or any political subdivision or public instrumentality thereof, in each case (other than in the case of such securities issued or guaranteed by any member nation of the European Union) having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition thereof and (iii) repurchase agreements and reverse repurchase agreements relating to any of the foregoing;
(c)readily marketable direct obligations issued by any state, commonwealth or territory of the U.S., any political subdivision or taxing authority thereof or any public instrumentality of any of the foregoing, in each case having average maturities of not more than 24 months from the acquisition thereof and having, at the time of acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(d)commercial paper having average maturities of not more than 24 months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and variable or fixed rate notes issued by any financial institution meeting the qualifications specified in clause (e) below;
(e)deposits, money market deposits, time deposit accounts, certificates of deposit or bankers’ acceptances (or similar instruments) maturing within 24 months after such date and overnight bank deposits, in each case issued or accepted by any commercial bank or other financial institution having capital and surplus of not less than $100.0 million in the case of U.S. banks or other U.S. financial institutions and $100.0 million (or the dollar equivalent thereof as of the date of determination) in the case of non-U.S. banks and other non-U.S. financial institutions and, in each case, repurchase agreements and reverse repurchase agreements relating thereto;
(f)securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any financial institution meeting the qualifications specified in clause (e) above;
(g)marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(h)investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time either S&P or Moody’s is not rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);
(i)Indebtedness or Preferred Stock issued by Persons with a rating of at least A from S&P or at least A2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) with average maturities of 24 months or less from the date of acquisition;
(j)shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (i) above, (ii) net assets of not less than $100.0 million and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s is not rating such fund, an equivalent rating from another nationally recognized statistical rating agency);
(k)[reserved];
(l)investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions meeting the qualifications specified in clause (e) above and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (k) of this definition;
(m)investment funds investing at least 90.0% of their assets in the types of investments referred to in clauses (a) through (l) above;
(n)[reserved]; and
(f)investments of the type and maturity described in clauses (a) through (n) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.
(g)Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (a) above; provided that such amounts are converted into any currency listed in clause (a) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
(h)    “Cash Rate” has the meaning specified in Section 2.08(a) (as maybe amended pursuant to the last paragraph of Section 10.01).
“CELBA II BNDES Term Loan” means the loan made pursuant to that certain agreement entered into by and between CELBA II and BNDES, dated as of October 30, 2023.
“CELBA II” means CELBA 2 – CENTRAIS ELÉTRICAS BARCARENA S.A.
“Change of Control” means the occurrence of one or more of the following events after the Closing Date:
(i)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower;
(j)the Company ceases to own and control, directly or indirectly, 100% on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of NewCo or the Borrower (other than, with respect to the Borrower, any profits interest issued by the Borrower);
(k)the Borrower ceases to own and control, directly or indirectly, 100% on a fully diluted basis of the aggregate outstanding voting and economic power of the Equity Interests of BrazilCo and each of BrazilCo’s Subsidiaries (in each case, other than (x) director’s qualifying shares, (y) any restricted stock units issued by any Subsidiaries of BrazilCo or (z) other de minimis Equity Interests required to be held by third party under applicable Law); provided, for the avoidance of doubt, that any Equity Interests of

BrazilCo being owned and controlled by NewCo (whether voting or economic) shall not trigger a Change of Control so long as 100% of the Equity Interests of NewCo are owned and controlled by the Borrower;
(l)the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Equity Interests of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) representing more than 50.0% of the total voting power of all of the outstanding Voting Stock of the Company, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint directors having a majority of the aggregate votes on the Board of Directors of the Company; or
(m)a “change of control” (or similar event) shall occur under the Existing 2026 Notes Indenture, the Existing 2029 Notes Indenture, the Existing Credit Agreements or the applicable Refinancing Intercompany Credit Agreements or, in each case, any refinancing thereof and such Indebtedness is in an aggregate outstanding principal amount in excess of the Threshold Amount.
(n)Notwithstanding anything to the contrary in this definition or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock (x) to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement or (y) solely as a result of veto or approval rights in any joint venture agreement, shareholder agreement, investor rights agreement or other similar agreement, (ii) if any group (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group (other than Permitted Holders) will not be deemed to beneficially own Voting Stock of another Person as a result of its ownership of Equity Interests or other securities of such other Person’s parent (or related contractual rights) unless it owns more than 50.0% of the total voting power of the Voting Stock of such Person’s parent and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Class”, when used with respect to Term Loans, refers to those of such Term Loans that have the same terms and conditions (without regard to differences in the Interest Period, upfront fees, OID or similar fees paid or payable in connection with such Term Loan, or differences in tax treatment (e.g. “fungibility”)).

“Closing Date” means November 22, 2024.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations related thereto.
“Collateral” means the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Charged Property” as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document; provided that in no event shall any Excluded Asset constitute Collateral.
“Collateral Agent” means WSFS, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(o)[reserved];
(p)on the Closing Date, the Administrative Agent shall have received each Collateral Document to the extent required to be delivered on the Closing Date pursuant to Section 4.01, subject to the limitations and exceptions of this Agreement, duly executed by the Borrower;
(q)[reserved];
(r)the Obligations shall have been secured by a first-priority perfected security interest in, and Mortgages (if applicable) on, substantially all tangible and intangible assets of the Borrower constituting Collateral (including the Equity Interests issued by BrazilCo to the Borrower (after giving effect to the BrazilCo Transfers), the Series I Term Note, accounts, inventory, equipment, investment property, contract rights, securities, patents, trademarks, other intellectual property, other general intangibles, cash, securities accounts and deposit accounts, Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);
(s)subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Real Property is required under Section 6.11, Section 6.14 or Section 6.18 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes, stamp duty and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax or notary fee or registration fee or other similar tax will be owed or calculated on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) other than with respect to Mortgaged Properties located in any jurisdiction, as reasonably determined by the Required Lenders, in which title insurance is not customary, fully paid policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property that is owned in fee by the Borrower (the “Mortgage Policies”) issued by a title insurance company reasonably acceptable to the Required Lenders in form and substance and in an amount reasonably acceptable to the Required Lenders (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 and other Liens reasonably acceptable to the Required Lenders each of which shall (A) to the extent reasonably necessary, include such reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Required Lenders, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and (C) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals reasonably acceptable to the Collateral Agent) as shall be reasonably requested by the Collateral Agent (which may include endorsements on matters relating to usury, first loss, last dollar, zoning, contiguity, revolving credit, doing business, non-imputation public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, and so-called comprehensive coverage over covenants and restrictions, in each case only if available after the Borrower uses commercially reasonable efforts), (iii) customary legal opinions (as determined with reference to any applicable jurisdiction), addressed to the Administrative Agent and the Secured Parties, reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request, and (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each U.S. Mortgaged Property and, to the extent required, duly executed and acknowledged by the Borrower and evidence of flood insurance, in the event any improved parcel of U.S. Mortgaged Property is located in a special flood hazard area, which evidence shall comply with the Flood Laws and be otherwise reasonably satisfactory to the Administrative Agent;
(t)each deposit account or securities account of the Borrower (other than any Excluded Account) be subject to a Control Agreement.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(i)the foregoing definition shall not require and the Loan Documents shall not contain any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to, Excluded Assets;
(ii)the Initial Lender in its discretion may grant extensions of time for the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that the creation or perfection of security interests in, and Mortgages on, or obtaining of title insurance or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents;

(iii) the Borrower shall not have any obligation to perfect any security interest or lien in any intellectual property in any jurisdiction other than the United States; and
(iv)Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Collateral Documents.
“Collateral Documents” means, collectively, the Security Agreement, the Bermuda Share Charge, each Control Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, deeds of hypothecs, bonds, bond pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Sections 4.01, 6.11 or 6.14, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent, in each case for the benefit of the Secured Parties.
“Committed Loan Notice” means a written notice of a borrowing, which shall be substantially in the form of Exhibit A.
“Company Administrative Agent” means, collectively and individually, the Series I Administrative Agent and the Series II Administrative Agent (if any).
“Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
“Construction Indebtedness” means any Indebtedness of the Borrower and/or any Subsidiary incurred or issued to finance or refinance the acquisition, construction, lease, expansion, development, design, installation, repair, replacement, relocation, renewal, maintenance, upgrade or improvement of property (real or personal), equipment or any other asset of the Borrower and/or any Subsidiary.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” means, with respect to any deposit account or any securities account, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Collateral Agent, the financial institution or other Person at which such account is maintained and the Borrower, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent.
“Corresponding Debt” has the meaning specified in Section 9.15(b).
“Credit Extension” means each borrowing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, appointment of a business conciliator (conciliateur d’enterprise), insolvency, winding up, reorganization, or similar debtor relief Laws of the United

States, Bermuda or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning set forth in Section 2.05(b)(vii).
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default; provided that the Borrower shall not be in deemed to be in Default during the first day of any grace period set forth in Section 8.01(a).
“Default Rate” means an interest rate equal to the interest rate applicable to such Term Loan plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.
“Derivative Transaction”: (a) any interest rate transaction, including any interest rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange rate transaction, including any cross currency interest rate swap, any forward foreign exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal and natural gas) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers, members, partners, independent contractors or consultants of the Borrower or its Subsidiaries shall constitute a Derivative Transaction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests of a Subsidiary, other than the issuance of any profits interest or restricted stock units by the Borrower or any Subsidiary) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests or solely at the direction of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part (except as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Amount” means, at any time, with respect to any Term Loan, the principal amount thereof then outstanding (or in which such participation is held).
“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state, territory or commonwealth thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all Laws regulating, relating to or imposing liability or standards of conduct concerning pollution, protection or regulation of the Environment or human health or safety in connection with exposure to Hazardous Materials, as has been, is now, or may at any time hereafter be, in effect and including the common law insofar as it relates to any of the foregoing.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) violation of any Environmental Law or any Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required by any Environmental Law.
“Equity Interests” means, Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan, the insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt of the Borrower or any ERISA Affiliate, of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (d) the filing of a notice of intent to terminate any Pension Plan, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the failure to make a required contribution to any Pension Plan that would result in the imposition of a lien or other encumbrance on the Borrower or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA by the Borrower, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, the failure to satisfy the minimum funding standard of Section 412 of the Code, whether or not waived, or a determination that any Pension Plan is, or is reasonably expected to be, in at-risk status under Title IV of ERISA; (g) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Pension Plan which could reasonably be expected to result in liability to the Borrower; or (h) the incurring of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, by the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agreement” means each Exchange and Subscription Agreement, dated of November 6, 2024, among the Company, NewCo, Bradford County Real Estate Partners LLC and certain holders of securities of the Company, in each case, as amended, restated, amended and restated, supplemented, or modified from time to time.
“Exchange Date” means the date the Exchange Notes are issued pursuant to the First Lien Indenture.
“Exchange Notes” means senior secured notes due 2029 issued pursuant to the First Lien Indenture in connection with the private exchange contemplated by the Exchange Agreement in an aggregate principal amount of approximately $1,526,000,000.
“Excluded Accounts” means (i) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, (ii) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations, (iii) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, (iv) “zero balance” accounts to the extent any account to which the funds in such “zero balance” accounts sweep is subject to a Control Agreement, and (v) any deposit account that would otherwise constitute an Excluded Asset, in each case of clauses (i) through (iv), only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above.
“Excluded Assets” means the following:
(1)any asset the grant of a security interest in which would (i) be prohibited by any enforceable anti-assignment provision set forth in any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement, (ii) violate the terms of any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement (in the case of clause (i) above, this clause (ii) and clause (iii) below, after giving effect to any applicable anti-assignment provision of the UCC or other applicable Law) or (iii) trigger termination of, or a right of termination or any other modification of any rights under, any contract relating to such asset that is permitted or otherwise not prohibited by the terms of this Agreement pursuant to any “change of control” or similar provision; it being understood that (A) the term “Excluded Asset” shall not include proceeds or receivables arising out of any contract described in this clause (1) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Law notwithstanding the relevant prohibition, violation or termination right, (B) the exclusions referenced in clauses (1)(i), (1)(ii) and (1)(iii) above shall not apply to the extent that the relevant contract expressly permits the grant of a security interest in all or substantially all of the assets of the Borrower and (C) the exclusion set forth in this clause (1) shall only apply if the contractual prohibitions or contractual provisions that would be so violated or that would trigger any such termination, right or modification under clause (1)(i), (1)(ii) or (1)(iii) above (x) existed on the Closing Date and were not entered into in contemplation of the Closing Date (or such acquisition) and (y) cannot be waived unilaterally by the Borrower;
(2)any Equity Interests issued by NewCo and any Equity Interests issued by BrazilCo subject to the BrazilCo Transfers;
(3)any trademark application filed in the United States Patent and Trademark Office on the basis of the applicant’s intent-to-use such trademark prior to the filing with and acceptance by the United States Patent and Trademark Office of evidence of use of such trademark pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C.  §1051, et seq.) (e.g., a “Statement of Use” or “Amendment to Allege Use” notice and/or filing with respect thereto);
(4)any asset, the grant of a security interest in which would (i) require any governmental consent, approval, license, permit or authorization (collectively, “Governmental Consents”) that has not been obtained or (ii) be prohibited by applicable Law, except, in each case of clause (i) above and this clause (ii), to the extent such requirement or prohibition would be rendered ineffective under the UCC or any other applicable Law notwithstanding such requirement or prohibition; it being understood that the term “Excluded Asset” shall not include proceeds or receivables arising out of any asset described in clause (4)(i) or clause (4)(ii) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Law notwithstanding the relevant requirement or prohibition;
(5)any leasehold real property interests and any Real Property that is located in a “special flood zone” (and no landlord lien waivers, estoppels or collateral access letters shall be required to be delivered);
(6)[reserved];
(7)(i) motor vehicles and other assets subject to certificates of title, (ii) letter-of-credit rights not constituting supporting obligations of other Collateral and (iii) commercial tort claims with a value (as reasonably estimated by the Borrower) of less than $5.0 million, except, in each case of clauses (7)(i)-(iii), to the extent a security interest therein can be perfected solely by the filing of a UCC financing statement;
(8)any margin stock;
(9)[reserved];
(10)any lease, license or other agreement or contract or any asset subject thereto (including pursuant to a purchase money security interest, financing lease or similar arrangement) that is, in each case, not prohibited by the terms of this Agreement to the extent that the grant of a security interest therein would violate or invalidate such lease, license or agreement or contract or purchase money, financing lease or similar arrangement or trigger a right of termination in favor of any other party thereto (other than the Borrower) after giving effect to the applicable anti-assignment provisions of the UCC or any other applicable Law; it being understood that the term “Excluded Asset” shall not include any proceeds or receivables arising out of any asset described in this clause (10) to the extent that the assignment of such proceeds or receivables is expressly deemed to be effective under the UCC or any other applicable Law notwithstanding the relevant requirement or prohibition;
(11)[reserved];
(12)[reserved]; and
(13)any governmental licenses, permits or authorizations, or U.S. or foreign state or local franchises, charters or authorizations, to the extent a security interest in any such license, permit, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) or where the effect thereof would be to limit or diminish the Borrower’s ability to utilize such license, permit franchise, charter or authorization in the conduct of its business in the ordinary course.
“Excluded Taxes” has the meaning set forth in Section 3.01(a).
“Existing Credit Agreements” means, collectively, the Revolving Credit Agreement, Term Loan A Credit Agreement, Term Loan B Credit Agreement and the LC Credit Agreement.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Financing Leases” means as applied to any Person, any obligation that is required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a financing or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Lien Indenture” means the Indenture, dated as of the date hereof, by and among NewCo, as issuer, the guarantors party thereto from time to time, the First Lien Indenture Trustee and the First Lien Notes Collateral Agent, in respect of NewCo’s 12.000% Senior Secured Notes due 2029, as amended, restated, amended and restated, supplemented or modified from time to time.
“First Lien Indenture Trustee” means Wilmington Savings Fund Society, FSB, as the Trustee under the First Lien Indenture, together with its successors and assigns.
“First Lien Notes Collateral Agent” means Wilmington Savings Fund Society, FSB, as the Collateral Agent under the First Lien Indenture, together with its successor and assigns.
“Flood Laws” means collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Pension Plan” means any occupational pension plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to or maintained outside the United States on a voluntary basis by the Borrower, as a single employer or as part of a group of employers, primarily for the benefit of employees of the Borrower residing outside the United States, which plan, fund or other similar program provides, retirement income, and which plan is not subject to ERISA or the Code.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
“Funding Date” has the meaning set forth in Section 2.02(a).
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, the European Union, any state, provincial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business or consistent with past practice, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, wastes or any other substances, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, electromagnetic radio frequency or microwave emissions, that are listed, classified or regulated as hazardous or toxic, or any similar term, pursuant to any Environmental Law.
“Hedge Agreement” means (a) any agreement with respect to any Derivative Transaction between the Borrower or any Subsidiary and any other Person, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any

other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)[reserved];
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out or similar obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid within thirty (30) Business Days after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iv) obligations due less than six (6) months after the date of incurrence of such obligations);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)subject to Section 1.05(b), all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and
(h)to the extent not otherwise included above, all Guarantees of such Person in respect of any of the foregoing.
The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indemnified Liabilities” has the meaning set forth in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning set forth in Section 10.05.

“Independent Manager” means a natural person who, for the five-year period prior to his or her appointment as Independent Manager has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, stockholder, partner, member or officer of the Borrower or any of its Affiliates (other than his or her service as an Independent Manager, Special Member (as defined in the Operating Agreement) or similar capacity of the Company or any of its Affiliates); (ii) a customer or supplier of the Borrower or any of its Affiliates (other than an Independent Manager provided by a corporate services company that provides independent directors or managers in the ordinary course of its business); or (iii) any member of the immediate family of a person described in (i) or (ii).
“Information” has the meaning set forth in Section 10.08.
“Initial Lender” has the meaning provided in the introductory paragraph hereof.
“Interest Payment Date” means, with respect to any Term Loan, May 15 and November 15 of each year to the final maturity date of such Term Loan, commencing on May 15, 2025.
“Interest Period” means (i) the period from the Closing Date to and including the first Interest Payment Date and (ii) each subsequent period ending on the next succeeding Interest Payment Date.
“Investment” means, (a) any purchase or other acquisition by the Borrower or any of its Subsidiaries of any of the securities of any other Person (other than the Borrower), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance or capital contribution (other than accounts receivable, trade credit, advances to customers, intercompany loans among the Borrower and any of its Subsidiaries, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) or any advance to any current or former employee, officer, director, member of management, manager, member, partner, consultant or independent contractor of the Borrower or any Subsidiary for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case in the ordinary course of business, consistent with practice or consistent with industry norm of the Borrower and/or its Subsidiaries) by the Borrower or any of its Subsidiaries to any other Person.
The amount of any Investment outstanding at any time shall be the original cost of such Investment (with the fair market value of such Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value, write-ups, write-downs or write-offs) as reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount (including in respect of dispositions) received in cash or Cash Equivalents in respect of such Investment; provided that the aggregate amount of such dividend, distribution, interest payment, return of capital, repayment or other amount shall not exceed the original amount of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch or the equivalent investment grade credit rating from any other nationally recognized rating agency.
“IP Rights” has the meaning set forth in Section 5.15.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, federal, state, regional, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LC Credit Agreement” means that certain uncommitted letter of credit and reimbursement agreement, dated July 16, 2021, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Natixis, New York Branch, as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented, or modified time to time.
“Lender” has the meaning specified in the introductory paragraph to this Agreement and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
“Lending Office” means, as to any Lender, such office or offices as such Lender may from time to time notify the Borrower and the Administrative Agent.
“Liability Management Transaction” means (a) any refinancing, retirement, exchange, repurchase or defeasance of any existing Indebtedness of the Company with any other Indebtedness, Disqualified Equity Interest or Preferred Stock (or the proceeds of any other Indebtedness, Disqualified Equity Interest or Preferred Stock) that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to any applicable Refinancing Intercompany Credit Agreement (including, for the avoidance of doubt, through any incurrence or issuance of Indebtedness, Disqualified Equity Interest or Preferred Stock by a Person that is not the Company, whether or not such Person owns any assets or property), (b) any refinancing, retirement, exchange, repurchase or defeasance of any existing Indebtedness, Disqualified Equity Interest or Preferred Stock of NewCo with any other Indebtedness, Disqualified Equity Interest or Preferred Stock (or the proceeds of any other Indebtedness, Disqualified Equity Interest or Preferred Stock) that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to the New Notes (including, for the avoidance of doubt, through any incurrence or issuance of Indebtedness, Disqualified Equity Interest or Preferred Stock by a Person that is not NewCo, whether or not such Person owns any assets or property) and (c) any refinancing, retirement, exchange, repurchase or defeasance of any existing Indebtedness, Disqualified Equity Interest or Preferred Stock of the Borrower with any other Indebtedness, Disqualified Equity Interest or Preferred Stock (or the proceeds of any other Indebtedness, Disqualified Equity Interest or Preferred Stock) that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to the Term Loans (including, for the avoidance of doubt, through any incurrence or issuance of

Indebtedness, Disqualified Equity Interest or Preferred Stock by a Person that is not the Issuer, whether or not such Person owns any assets or property). For the avoidance of doubt, in no event shall any Transaction constitute a Liability Management Transaction for any purpose hereunder.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Financing Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Term Notes, (c) the Collateral Documents and (d) any other amendment or joinder to this Agreement.
“Lumina Notes” means the 15% senior secured notes due 2029 issued by NFE Brazil Financing Limited in an aggregate principal amount up to $350,000,000.
“Margin Stock” shall have the meaning assigned to such term in Regulation U of the FRB.
“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets, liabilities or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Borrower to fully and timely perform any of its payment obligations under any Loan Document; or (c) material adverse effect on the rights and remedies available to the Lenders or the Collateral Agent under any Loan Document.
“Maturity Date” means November 15, 2029 (the “Stated Maturity Date”); provided, that the Stated Maturity Date shall be accelerated to the date that is ninety-one (91) days prior to the stated maturity date of any Indebtedness for borrowed money (including Indebtedness for borrowed money deemed to be issued in a debt exchange) of the Company or any of the Company’s Subsidiaries (excluding any Indebtedness under the LC Credit Agreement) if more than $100,000,000 of aggregate principal amount of such Indebtedness is outstanding as of such date.
“Maximum Rate” has the meaning specified in Section 10.10.
“Minimum Liquidity Amount” means an amount of cash and Cash Equivalents of BrazilCo and its Subsidiaries equal to (i) $17,500,000 plus (ii) an amount to sufficient to purchase LNG cargos under the any then-existing purchase agreements and to pay fees and expenses (including for gas supply and power plant dispatch) related to the power plants, LNG terminals, FSRUs, terminal operating expenses, and personnel in Brazil, in each case for the 90 day period following the date of determination of the Minimum Liquidity Amount in the ordinary course of business consistent with past practice.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”
“Mortgaged Properties” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”
“Mortgages” means collectively, the deeds of trust, trust deeds, debentures, hypothecs and mortgages made by the Borrower in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Collateral Agent, and any other mortgages executed and delivered pursuant to Section 6.11, Section 6.14 and Section 6.18.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.
“Net Proceeds” means (a) the cash proceeds (including Cash Equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received) received by the Borrower in respect of any Pass Through Prepayment Event and (b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.
“NewCo” has the meaning provided in the introductory paragraph hereof.
“NewCo Applicable RP Amount” means, with respect to any Restricted Payment under Section 7.06(f), an amount equal to the product of (a) the amount of such Restricted Payment and (b) the fraction obtained by dividing (i) the portion of the economic rights represented by the Equity Interests of BrazilCo beneficially owned by NewCo over (ii) the portion of the economic rights represented by the Equity Interests of BrazilCo beneficially owned by the Borrower.
“New Notes” means the “Notes” as defined in the First Lien Indenture, which shall, for the avoidance of doubt, include the Exchange Notes (if any).
“New Notes Dividend” means the dividends and distributions received by the Borrower from Newco from the proceeds of the New Notes and then made by the Borrower to the Company in an aggregate amount of $327,000,000.
“No Call Expiration Date” means November 15, 2026.
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a financing or capital lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP. For the avoidance of doubt, a straight line or operating lease shall be considered a Non-Financing Lease Obligation.

“Obligations” means the collective reference to the unpaid principal of and interest on the Term Loans, and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided herein after the maturity of the Term Loans and interest, fees and expenses accruing after the filing of any petition in bankruptcy (or which, but for the filing of such petition, would be accruing), or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees or expenses is allowed or allowable in such proceeding) to any Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement or the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, the Applicable Premium, the Prepayment Premium, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Responsible Officer of such Person.
“OID” means original issue discount.
“Operating Agreement” has the meaning set forth in Section 7.07(a).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation, the articles of association, memorandum of association, the bylaws or bye-laws and the unanimous shareholder agreements or declarations (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) or articles of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the articles of association, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Taxes” has the meaning specified in Section 3.01(a).
“Outstanding Amount” means with respect to the Term Loans on any date, the aggregate outstanding Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Pass Through Prepayment Event” means any prepayment, including pursuant to any “Make-Whole Event” (as defined in the Series I Credit Agreement), of the Series I Term Loan.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan or Foreign Pension Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate, including any such plan for the five-year period immediately following the latest date on which the Borrower or Subsidiary maintained, contributed to or had an obligation to contribute to such plan.
“Perfection Certificate” means a certificate in the form of Exhibit II to the Security Agreement or any other form reasonably approved by the Collateral Agent, as the same shall be supplemented from time to time.
“Permitted Holders” has the meaning set forth in the Revolving Credit Agreement as in effect on the date hereof.
“Permitted Investment” means:
(i)ownership of Equity Interests of any Subsidiary existing as of the Closing Date;
(j)Investments made by the Borrower and/or its Subsidiaries in BrazilCo or any of its other Subsidiaries;
(k)Investments in cash and Cash Equivalents;
(l)Investments not to exceed $50,000,000 at any time outstanding;
(m)Investments consisting of the Series I Term Loan, or any proceeds or distributions therefrom;
(n)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit;
(o)Investments (i) constituting deposits, prepayments, trade credit (including the creation of receivables) and/or other credits to suppliers or lessors, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, lessors, licensors and licensees, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norm or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Subsidiary;
(p)Investments (i) made in the ordinary course of business, consistent with past practice or consistent with industry norm in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) consisting of extensions of credit in the nature of accounts receivable, performance guarantees or notes receivable arising from the grant of trade credit in the ordinary course of business, consistent with past practice or consistent with industry norm;
(q)Investments in the ordinary course of business, consistent with past practice or consistent with industry norm consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(r)to the extent constituting Investments, (i) guarantees of leases (other than Financing Leases) or of other obligations not constituting Indebtedness of the Borrower and/or its Subsidiaries and (ii) guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and/or its Subsidiaries, in each case, in the ordinary course of business, consistent with past practice or consistent with industry norms;
(s)Investments consisting of (or resulting from) (i) Indebtedness permitted under Section 7.03, (ii) Liens permitted under Section 7.01, (iii) Restricted Payments permitted under Section 7.06 and (iv) any Disposition permitted under Section 7.05;
(t)Investments (including debt obligations and Equity Interests) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, consistent with past practice or consistent with industry norm, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;
(u)loans and advances of payroll payments or other compensation (including deferred compensation) to present or former employees, directors, members of management, officers, managers, members, partners, independent contractors or consultants of the Borrower in the ordinary course of business, consistent with past practice or consistent with industry norms;
(v)Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event;
(w)(i) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that the same are permitted to remain unfunded under applicable Law and (ii) Investments of assets relating to any non-qualified deferred payment plan or similar employee compensation plan in the ordinary course of business, consistent with past practice or consistent with industry norms;
(x)to the extent that they constitute Investments, purchases, acquisitions, licenses or leases of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, intellectual property, or other rights or the contribution of IP Rights pursuant to joint marketing arrangements, in each case in the ordinary course of business, consistent with past practice or consistent with industry norms;
(y)Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a casualty event;
(z) Investments made in connection with any Transaction; and

(aa)any transaction to the extent it constitutes an Investment that is not prohibited by and is made in accordance with the provisions of Section 7.08.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Interest” has the meaning specified in Section 2.08(a).
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or Subsidiary.
“PortoCem” means Portocem Geração de Energia S.A.
“PortoCem Bridge Loan Financing” means that certain agreement for the 1st (first) issuance of commercial notes of PortoCem, entered into by and among PortoCem and Oliveira Trust Distribuidora de Títulos e Valores Mobiliários S.A., dated as of May 23, 2024.
“PortoCem Investment” means any loan or advance made by the Company to Hygo Energy Transition Ltd. (“Hygo”) in an aggregate principal amount not to exceed $65,000,000 (the proceeds of which are subsequently contributed by Hygo and its Subsidiaries to PortoCem).
“PortoCem Long-Term Financing” means the funding arrangement between PortoCem and BNDES and/or any other lender for the long-term financing of the PortoCem Project, in an amount up to R$4.5 billion (four billion, five hundred million Brazilian Reais).
“PortoCem Project” means the implementation, development, and operation of the Thermoelectric Generation Plant named UTE Portocém I, located in the city of Barcarena, State of Pará, Brazil, pursuant to the authorization granted by Ordinance No. 674/GM/MME, dated August 8, 2022, with an installed capacity of 1,572 MW, related to the Capacity Reserve Power Agreement.
“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.
“Prepayment Premium” has the meaning set forth in Section 2.05(a)(iv).
“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the outstanding Term Loan Commitments and Term Loans of such Lender at such time and the denominator of which is the amount of the outstanding Aggregate Commitments and Term Loans of all Lenders at such time.
“Projections” has the meaning set forth in Section 6.01(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
“Quarterly Financial Statements” means unaudited consolidated balance sheets and related consolidated statements of operations and cash flows of the Company for the most recent fiscal quarters (other than the fourth fiscal quarter) after the date of the applicable Annual Financial Statements and ended at least forty-five (45) days prior to the Closing Date.
“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means any Lender or Agent.
“Refinancing Indebtedness” has the meaning specified in Section 7.03(i).
“Refinancing Intercompany Credit Agreement” has the meaning assigned to such term in the preliminary statements.
“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).
“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment.
“Reportable Event” means any reportable event, as defined in Section 4043 of ERISA, with respect to a Pension Plan, other than events for which the notice period is waived under applicable regulations as in effect on the date hereof.
“Required Holders” means holders of a majority or more in aggregate outstanding principal amount of New Notes, acting directly, through the First Lien Indenture Trustee or through the First Lien Notes Collateral Agent.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings and (b) Aggregate Commitments or, if the Term Loan Commitment of each Lender to make Term Loans has been terminated in its entirety, Lenders holding in the aggregate more than 50% of the Total Outstandings, acting at the direction of the Required Holders.
“Responsible Officer” means with respect to the Borrower or any of its Subsidiaries, the chief executive officer, president, chief financial officer, vice president, treasurer, assistant treasurer, controller, secretary, assistant secretary, board member or manager of the Borrower or any of its Subsidiaries, or any other authorized officer or signatory of such Borrower or Subsidiary reasonably acceptable to the Administrative Agent.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s and its Subsidiaries’ stockholders, partners or members (or the equivalent Persons thereof) and (ii) any Restricted Investment.
“Revolving Credit Agreement” means that certain credit agreement, dated April 15, 2021, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto and MUFG Bank, LTD., as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented, or modified time to time.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
“Same Day Funds” means immediately available funds.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or His Majesty’s Treasury of the United Kingdom, (b) any Person organized or ordinarily resident in a Sanctioned Country or (c) any Person controlled (as determined by applicable law) by any Person or Persons described in the foregoing clause (a).
“Sanctions” has the meaning set forth in Section 5.22(b).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02.
“Securities Act” means the Securities Act of 1933, as amended.
“Security Agreement” means the Pledge and Security Agreement substantially in the form of Exhibit D.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.
“Series I Administrative Agent” means, WSFS, as the administrative agent and collateral agent for the lenders under the Series I Credit Agreement, together with its successors and assigns.
“Series I Credit Agreement” has the meaning assigned to such term in the preliminary statements.
“Series I Note” means a promissory note evidencing the intercompany Indebtedness incurred pursuant to the Series I Term Loan.
“Series I Term Loan” has the meaning assigned to such term in the preliminary statements.
“Series I Term Loan Lender” has the meaning set forth in Section 9.17.
“Series II Administrative Agent” means, WSFS, as the administrative agent and collateral agent for the lenders under the Series II Credit Agreement, together with its successors and assigns.
“Series II Credit Agreement” has the meaning assigned to such term in the preliminary statements.
(ab)“Series II Term Loan” has the meaning assigned to such term in the preliminary statements.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, respectively; (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are conducted on such date.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, any reference to a “Subsidiary” shall mean a Subsidiary of the Borrower (other than Newco and its Subsidiaries).
“Supplemental Agent” has the meaning specified in Section 9.13(a) and “Supplemental Agents” shall have the corresponding meaning.
“Supplier” has the meaning set forth in Section 3.01(i).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Group” has the meaning set forth in Section 7.06(a).
“Term Loan” means the term loans made (or deemed made) by the Lenders to the Borrower pursuant to Section 2.01(a).
“Term Loan A Credit Agreement” means that certain credit agreement, dated July 19, 2024, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented, or modified time to time.
“Term Loan B Credit Agreement” means that certain credit agreement, dated October 30, 2023, among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, the issuing banks from time to time party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, as amended, restated, amended and restated, supplemented, or modified time to time.
“Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01 under the caption “Term Loan Commitment”. The aggregate amount of the Term Loan Commitments on the Closing Date is $970,000,000.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.
“TGS Pipeline” means the pipeline connecting the Company’s Terminal Gas Sul LNG terminal in Santa Catarina, Brazil, to the TBG Pipeline, owned as of the Closing Date by NFE Power Latam Participações e Comercio Ltda.
“Threshold Amount” means $100,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Transaction Expenses” means any fees or expenses incurred or paid by the Borrower in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” means the transactions contemplated by the Transaction Support Agreement.
“Transaction Support Agreement” means the Transaction Support Agreement, dated as of September 30, 2024, by and among the Company and the supporting holders party thereto, as amended, restated, amended and restated, supplemented, or modified prior to the Closing Date.
“Treasury Rate” means, as of any prepayment date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two (2) Business Days prior to such prepayment date (or, if such Federal Reserve Statistical Release referred to in the previous parenthetical is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such prepayment date to the No Call Expiration Date; provided that if the period from such prepayment date to the No Call Expiration Date is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.
“Voting Stock” means, with respect to any Person, shares of such Person’s Capital Stock that are at the time generally entitled, without regard to contingencies, to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided, that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.
“Working Capital Indebtedness” means any Indebtedness of the Borrower and/or any Subsidiary incurred or issued for working capital or other general corporate purposes (other than the funding of Restricted Payments made by the Borrower) permitted under this Agreement.
(14)[Reserved].
(15)[Reserved].
(16)Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(g)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(17)Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.
(a)Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower and its Subsidiaries that would be characterized as an operating lease under GAAP in effect on December 31, 2018 (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or Attributable Indebtedness under this Agreement or any other Loan Document as a result of such changes in GAAP.
(18)[Reserved].

(19)References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by the Loan Documents; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
(20)Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).
(21)Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.
(22)[Reserved].
(23)Currency Equivalents. For purposes of any computation determining compliance with any incurrence or expenditure tests set forth in Article VI and Article VII or any definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Exchange Rate (or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time).
Article II
THE COMMITMENTS AND CREDIT EXTENSIONS
(1)Term Loans.
(a)Subject to the terms and conditions set forth herein, each Lender with a Term Loan Commitment severally, and not jointly, agrees to make the Term Loans to the Borrower on and after the Closing Date in an aggregate amount not to exceed such Lender’s outstanding Term Loan Commitment.
(b)Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.
(2)Borrowings of Loans.
(a)The Borrower shall deliver to the Administrative Agent an executed Committed Loan Notice on the date of each proposed borrowing (the “Funding Date”).

 Promptly upon receipt by the Administrative Agent of such Committed Loan Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.
(b)Upon satisfaction or waiver of the conditions precedent specified herein, each Lender shall make its Term Loan on the Funding Date specified in the applicable Committed Loan Notice.
(c)[Reserved].
(d)[Reserved].
(e)[Reserved].
(f)The failure of any Lender to make the Terms Loans to be made by it as part of any borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loans on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any borrowing.
(g)Each Lender may, at its option, make any Term Loan available to the Borrower by causing any domestic branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Term Loan in accordance with the terms of this Agreement, subject in each case to Sections 3.01 and 3.04 hereof.
(3)[Reserved].
(4)[Reserved].
(5)Prepayments.
(a)Voluntary
(i)The Borrower may, upon notice by the Borrower to the Administrative Agent, at any time or from time to time, voluntarily prepay, any Term Loans; provided that (A) such notice must be received by the Administrative Agent not later than 1:00 p.m. (New York, New York time) three (3) Business Days prior to any date of prepayment of such Term Loans (unless otherwise agreed by the Administrative Agent); (B) any prepayment of Term Loans shall be in a principal Dollar Amount of $5,000,000, or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such prepayment notice shall specify the date and amount of such prepayment and the Class(es) of Term Loans and the order of borrowing(s) to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that such notice may state that such prepayment is conditioned upon the effectiveness of other credit facilities or events, in which case such notice may be revoked or extended by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied or delayed in effectiveness.
(ii)[reserved].

(iii)At any time prior to the No Call Expiration Date, any prepayment pursuant to this Section 2.05(a) shall be accompanied by the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of prepayment.
(iv)On and after the No Call Expiration Date, any prepayment pursuant to this Section 2.05(a) shall be accompanied by the premium set forth below (the “Prepayment Premium”), plus accrued and unpaid interest thereon, if any, to, but excluding, the date of prepayment:

Year	Percentage
2026	106.000%
2027	103.000%
2028 and thereafter	100.000%
(v)
(b)Mandatory.
(i)Change of Control. Upon the occurrence of a Change of Control, the Borrower shall cause to be prepaid the entire outstanding principal amount of Term Loans, together with a prepayment fee in an amount equal to 1.00% of the aggregate principal amount of the Term Loans outstanding at the time of such Change of Control; provided that, this Section 2.05(b)(i) shall not apply if the Borrower has made a prepayment pursuant to Section 2.05(b)(iv) in connection with a “Change of Control” (as defined in the Series I Credit Agreement) under the Series I Credit Agreement.
(ii)[Reserved].
(iii)[Reserved].
(iv)Pass Through Prepayment Event. If any Pass Through Prepayment Event occurs, the Borrower shall, on or prior to the date which is two (2) Business Days after the date of receipt of the Net Proceeds from such Pass Through Prepayment Event, prepay the Term Loans in an amount equal to 100% of the Net Proceeds from such Pass Through Prepayment Event.
(v)Indebtedness. If the Borrower or any Subsidiary incurs or issues any Indebtedness (other than Indebtedness not prohibited under Section 7.03), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is one (1) Business Day after such Net Proceeds are received by the Borrower, together with all accrued and unpaid interest thereon and the Applicable Prepayment Premium thereon. For the avoidance of doubt, if such prepayment is validly made (including the payment of the Applicable Prepayment Premium), no Make-Whole Amount shall be due under Section 8.02(e).
(vi)Each prepayment of Term Loans pursuant to this Section 2.05(b) (A) shall be applied ratably to each Class of Term Loans then outstanding and (B) shall be paid to the Lenders in accordance with their respective Pro Rata Share of each such Class of Term Loans, subject to clause (vii) of this Section 2.05(b).

(vii)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to (A) clause (i) of this Section 2.05(b) by 4:00 p.m. (New York, New York time) one (1) Business Day prior to the date of such prepayment and (B) clauses (iv) or (v) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment. Each Lender may (solely at the direction of the Required Holders) reject all or a portion of its Pro Rata Share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (iv) and (v) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 4:00 p.m. one Business Day prior to such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. Any Declined Proceeds shall be offered to the Lenders not so declining such prepayment on a pro rata basis in accordance with the amounts of the Term Loans of such Lender (with such non-declining Lenders having the right to decline any prepayment with Declined Proceeds at the time and in the manner specified by the Administrative Agent). To the extent such non-declining Lenders elect to decline their Pro Rata Share of such Declined Proceeds, any Declined Proceeds remaining thereafter shall be retained by the Borrower (such remaining Declined Proceeds, the “Borrower Retained Prepayment Amounts”). Notwithstanding the foregoing and solely to the extent there are any Declined Proceeds in connection with any prepayment pursuant to clause (iv) of this Section 2.05(b), the Borrower shall (x) decline an equivalent amount of Net Proceeds that are due to the Borrower in its capacity as the Series I Term Loan Lender, as applicable, under and pursuant to the Series I Credit Agreement and (y) prepay the Term Loans of each Lender that has accepted or was deemed to accept such prepayment in accordance with such Lender’s Pro Rata Share of the Net Proceeds actually received from the Company.
(6)Termination or Reduction of Term Loan Commitments.
(a)[Reserved].
(b)Mandatory. Each Lender’s Term Loan Commitment shall automatically be reduced by the amount of each Term Loan made (or deemed made) by such Lender, such reduction to be effective immediately following the making (or deemed making) of such Term Loan by such Lender.
(7)Repayment of Loans.
(c)The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date, the aggregate principal amount of all Term Loans outstanding on such date.
(8)Interest.
(a)Subject to the provisions of Section 2.08(b), each Term Loan shall bear interest on the outstanding principal amount thereof at a fixed rate equal to the sum of (i) 16.5997% per annum (the “Cash Rate”) plus (ii) 2.00% per annum (the “PIK Interest”).

(b)During the continuance of a Default or an Event of Default under Section 8.01(a), the Borrower shall pay interest on past due amounts owing by it hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on such amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Term Loan shall be due and payable in cash in arrears on each Interest Payment Date and at such other times as may be specified herein; provided that the PIK Interest shall be paid in kind. Any portion of accrued interest on any Term Loan that is paid in kind pursuant to this Section 2.08(c) shall automatically, by operation of the terms hereof, without the requirement for any Person to take any action or cause anything to be done in order to effectuate such payment, be deemed paid on the due date therefor, by deeming the equivalent Dollar Amount of such accrued interest to be automatically capitalized as an equivalent principal amount of the Term Loans, and, accordingly, such accrued interest amount shall be compounded onto, and added to the aggregate principal amount of the Term Loans outstanding immediately after to such payment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(9)Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution to the Lenders entitled thereto.
(10)Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid; provided that any Term Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(11)Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the register maintained by the Administrative Agent at the Administrative Agent’s Office (which Administrative Agent’s Office shall be in the United States), acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrower, in each case in the ordinary course of business. Such accounts or records shall include a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of Lenders (and each assignee and participant thereof) and the Term Loan Commitments and Term Loans (and related stated interest amounts) of each Lender from time to time (the “Register”). The Register shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. The Register shall be available for inspection by the Borrower or any Lender (provided that any such Lender may only inspect any entry relating to such Lender’s Term Loan Commitments and Term Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Register the Term Loan Commitments and the Term Loans (and related interest amounts), as well as any assignments thereof, in accordance with the provisions of Section 10.07, and each repayment or prepayment in respect of the principal amount (and related interest amounts) of the Term Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error. The parties hereto shall treat each Person listed in the Register as the owner of the Term Loan, notwithstanding notice to the contrary. This Section 2.11 is intended to establish a “book entry system” within the meaning of United States Treasury Regulations Section 5f.103-1(c)(1)(ii) and shall be interpreted consistently with such intent. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made to the Borrower, the Borrower shall execute and deliver to such Lender a Term Note payable to such Lender, which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
(d)[Reserved].
(e)Entries made in good faith by the Administrative Agent in the Register, and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
(12)Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 4:00 p.m. (New York, New York time) on the dates specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Administrative Agent after 4:00 p.m. (New York, New York time) in the case of payments in Dollars may, at the Administrative Agent’s discretion, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
(f)If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(g)Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i)if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds at the applicable Federal Funds Rate from time to time in effect; and
(ii)if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Term Loan included in the applicable borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
(a)If any Lender makes available to the Administrative Agent funds for any Term Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(b)The obligations of the Lenders hereunder to make Term Loans are several and not joint. The failure of any Lender to make any Term Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan.
(c)Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Term Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Term Loan in any particular place or manner.
(d)Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If the Administrative Agent receives funds for application to the Obligations of the Borrower under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative

Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Term Loans or other Obligations then owing to such Lender.
(13)Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Term Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Term Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Term Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Article III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY
(1)Taxes.
(a)Payments Free of Taxes. Except as provided in this Section 3.01, or as required by applicable Law, any and all payments made by or on account of the Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, excluding, in the case of each Agent and each Lender, (1) Taxes imposed on or measured by its net income, however denominated, franchise Taxes, and branch profits Taxes, in each case, (i) imposed by a jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or Administrative Agent is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or Administrative Agent’s principal office or applicable Lending Office is located, or (ii) that are Other Connection Taxes, (2) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Term Loan Commitment or (ii) such Lender changes its Lending Office, except in each case to the extent that amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (3) Taxes attributable to such Recipient’s failure to comply with Section 3.01(d), and (4) any withholding Taxes imposed under FATCA (all such excluded Taxes being hereinafter referred to as “Excluded Taxes”). If the Borrower or other applicable withholding agent shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Recipient, (i) if such Taxes are Indemnified Taxes, then the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.01), each of such Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions or withholdings, (iii) the applicable withholding agent shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), if the Borrower is the applicable withholding agent, the Borrower shall furnish to the Agent the original or a copy of a receipt evidencing payment thereof or other evidence reasonably acceptable to the Agent.
In addition, the Borrower agrees to timely pay any and all present and future stamp, court or documentary Taxes and any other intangible or mortgage recording Taxes, or similar Taxes, imposed by any Governmental Authority, which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (all taxes described in this paragraph of Section 3.01(a) being hereinafter referred to as “Other Taxes”).
(b)Indemnification by the Borrower. The Borrower agrees to indemnify each Recipient, within 10 days demand therefor, for (i) the full amount of Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Recipient, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)Indemnification by the Lenders. Each Lender shall severally, and not jointly, indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) [reserved] and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).
(d)Tax Administration Formalities.
(i)Each Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 3.01(d)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission (1) would subject such Lender to any material unreimbursed cost or expense (it being understood that the completion, execution and submission of any documentation no more burdensome than that required for U.S. federal income withholding will not for purposes of this subsection (1) give rise to an exception from the preceding sentence and shall not be considered material unreimbursed cost or expense) or (2) would materially prejudice the legal or commercial position of such Lender (it being understood that the completion, execution and submission of the applicable United States Internal Revenue Service Form W-8 shall not give rise to an exception from the preceding sentence or otherwise be considered prejudicial to the position of a Recipient); provided, however, that in no event shall the Lenders be required to provide its Tax returns or its calculations.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; and
(B)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(A)in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)executed copies of IRS Form W-8ECI;
(C)in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to the Borrower and the Administrative Agent to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
(D)to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in form satisfactory to the Borrower and the Administrative Agent, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate in form satisfactory to the Borrower and the Administrative Agent on behalf of each such direct and indirect partner;
(E)any Lender that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(F)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(e)Designation of Different Lending Office. If any Recipient requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.01, then such Recipient shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, and (ii) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Borrower hereby agree to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment.
(f)[Reserved].
(g)Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall promptly remit such refund to the Borrower, net of all reasonable out-of-pocket expenses of the Recipient, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund net of any Taxes payable by any Recipient on such interest); provided that the Borrower, upon the request of the Recipient, as the case may be, agree promptly to return such refund (plus any penalties, interest or other charges imposed by the relevant taxing authority) to such party in the event such party is required to repay such refund to the relevant taxing authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Recipient be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Recipient in a less favorable net after-Tax position than the Recipient would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This section shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to Taxes that it deems confidential) to the Borrower or any other Person.
(h)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(2)[Reserved].
(3)[Reserved].
(4)Increased Cost and Reduced Return; Capital Adequacy.
(a)[Reserved].
(b)If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)[Reserved].
(d)[Reserved].
(e)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation.
(f)If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use reasonable efforts to designate another Lending Office for any Term Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(f) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(b).
(g)For purposes of this Section 3.04, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.
(5)[Reserved].
(6)Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(h)With respect to any Lender’s claim for compensation under Section 3.01, or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(7)[Reserved].
(8)Survival. All of obligations of the Borrower under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

Article IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
(1)Conditions Precedent to Funding of Closing Date Term Loans. The obligation of each Lender to make (or be deemed to make) the Term Loans on the Closing Date is subject at the time of the making (or deemed making) of such Term Loans to the satisfaction of the following conditions:
(a)Credit Agreement; Term Notes. This Agreement shall have been duly executed and delivered by the Borrower and there shall have been delivered to the Administrative Agent for the account of each of the Lender, a Term Note executed by the Borrower in favor of each Lender in respect of the Term Loans, in each case in the amount, maturity and as otherwise provided herein.
(b)BrazilCo Interests; Other Transfers. The Administrative Agent and the Lenders shall have received (x) a true, correct and complete copy of the transfer or contribution agreement pursuant to which NewCo has received 30.37489% of the Equity Interests of BrazilCo (the “Initial BrazilCo Transfer”); provided that, immediately after the making of the New Notes Dividend, which shall occur promptly upon the receipt by NewCo of the net proceeds in full from the New Notes issued on the Closing Date, NewCo shall have received an additional 14.87716% of the Equity Interests of BrazilCo after the Closing Date (together with the Initial BrazilCo Transfer, the “BrazilCo Transfers”) and (y) an Officer’s Certificate duly executed by a Responsible Officer of the Borrower certifying that, after giving effect to such transfer or contribution, the Borrower directly owns its remaining portion of the BrazilCo Equity Interests free and clear of all Liens, other than Liens permitted by Section 7.01.
(c)Intercompany Loan Agreements. Substantially concurrently with the funding or deemed funding of the Term Loans, the transactions contemplated by the Series I Credit Agreement and the First Lien Indenture shall have been consummated.
(d)Security. Subject to Section 6.18, (i) the Administrative Agent and the Lenders shall have received the results of (x) Uniform Commercial Code lien searches and (y) judgment and tax lien searches, made with respect to the Borrower in the states or other jurisdictions of formation of the Borrower and with respect to such other locations and names listed on the Perfection Certificate, together with (in the case of clause (x)) copies of the financing statements (or similar documents) disclosed by such search and (ii) the Collateral and Guarantee Requirement shall been satisfied with respect to the Collateral existing on the Closing Date.
(e)[Reserved].
(f)Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower, or, if no chief financial officer has been appointed, from a Responsible Officer of Borrower, in the form of Exhibit G hereto.
(g)[Reserved].
(h)Organization Documents. The Administrative Agent shall have received (i) a copy of the Organization Documents, including all amendments thereto, of the Borrower, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing or comparable certificate under applicable law (where relevant) of the Borrower as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary or other

Responsible Officer under applicable law of the Borrower dated the Closing Date and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of the Borrower as in effect on the Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or board of managers (or equivalent governing body) of the Borrower authorizing the execution, delivery and performance of the Loan Documents, the granting of Liens to secure the Borrower’s Obligations hereunder and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing or comparable certificate under applicable law furnished pursuant to clause (i) above, (D) as to (if applicable) the incumbency and specimen signature of each Responsible Officer executing any Loan Document on behalf of the Borrower and countersigned by another officer or manager as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable law executing the certificate pursuant to clause (ii) above, and (E) if applicable, a copy of a resolution signed by the supervisory board of BrazilCo.
(i)[Reserved].
(j)Fees, Etc. All fees due to the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date shall have been paid, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent and the Collateral Agent on the Closing Date that have been invoiced at least three Business Days prior to the Closing Date shall have been paid.
(k)USA PATRIOT Act. The Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Borrower reasonably requested by the Administrative Agent (as least ten (10) Business Days prior to the Closing Date) under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(2)Post-Closing Term Loans. The obligation of each Lender to make (or be deemed to make) any Credit Extension after the Closing Date is subject to the following conditions precedent:
(a)substantially concurrently with such Credit Extension, the transactions contemplated by the Series II Credit Agreement shall have been consummated; and
(b)substantially concurrently with such Credit Extension, the exchange of the applicable portion of the 2026 Notes and the 2029 Notes for the Exchange Notes pursuant to the applicable Exchange Agreement shall have been consummated.
(3)All Credit Events. The obligation of each Lender to make any Credit Extension is subject to the following conditions precedent:
(a)The representations and warranties of the Borrower set forth in Article V and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
(b)No Default or Event of Default shall exist or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)The Administrative Agent shall have received a Committed Loan Notice in respect of the requested borrowing in accordance with the requirements hereof.
Each Committed Loan Notice requesting a Credit Extension submitted by the Borrower after the Closing Date shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.03 on the Funding Date, each Lender that has signed or authorized the signing of this Agreement shall be deemed to have been satisfied with each document or other matter under Sections 4.01 and 4.03 that is required to be acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Funding Date specifying its objection thereto.
Article V
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Agents and the Lenders on the Closing Date and at the time of each Credit Extension that:
(1)Existence, Qualification and Power; Compliance with Laws. The Borrower (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except, in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(2)Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document, are within the Borrower’s corporate or other powers, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (x) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, or (iii) violate any material Law; except with respect to any conflict, breach, contravention or payment (but not the creation of any Lien) referred to in clause (ii)(x), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
(3)Governmental Authorization; Other Consents. (a) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any

Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document or (b) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, except for (i) filings and registrations necessary to perfect, as applicable, the Liens or register the Collateral granted by the Borrower in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been (or, within the applicable period set out in the relevant Collateral Document or Section 6.18, will be) duly obtained, taken, given or made and are or (within such applicable period will be) in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement) and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
(4)Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by the Borrower. This Agreement and each other Loan Document constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity, (ii) any other perfection steps necessary to create or perfect or register the Liens on the Collateral granted by the Borrower in favor of the Secured Parties and (iii) the effect of foreign Laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries.
(5)Financial Statements; No Material Adverse Effect. (a) To the knowledge of the Borrower, the Annual Financial Statements and the Quarterly Financial Statements fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (A) except as otherwise expressly noted therein and (B) subject, in the case of the Quarterly Financial Statements, to changes resulting from normal year-end adjustments and absence of footnotes.
(a)Since December 31, 2023, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(6)Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(7)Ownership of Property; Liens. (a) The Borrower has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(b)Schedule 7(a) to the Perfection Certificate dated as of the Closing Date contain a true and complete list of all Real Property owned by the Borrower as of the Closing Date.

(8)Environmental Matters. Except as disclosed in Schedule 5.08(a) or except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)the Borrower is in compliance with all applicable Environmental Laws, and has obtained, and is in compliance with, all Environmental Permits required of them under applicable Environmental Laws;
(b)there are no claims, proceedings, investigations or actions by any Governmental Authority or other Person pending, or to the knowledge of the Borrower, threatened in writing, under any Environmental Law or to revoke, suspend or modify any Environmental Permit held by the Borrower under applicable Environmental Laws;
(c)the Borrower has not agreed to assume or accept responsibility, by contract or otherwise, for any Environmental Liability of any other Person; and
(d)there are no facts, circumstances or conditions relating to the past or present business or operations of the Borrower or any of its respective predecessors (including the disposal of any wastes, hazardous substances or other materials), or to any Real Property at any time owned, leased or operated by any of them, that could reasonably be expected to give rise to any Environmental Liability on the part of the Borrower.
(9)Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has timely filed (or has had timely filed on its behalf) all returns, statements, forms and reports for Taxes required to be filed, and such returns accurately reflect all liability for Taxes of the Borrower required to be reflected thereon under Applicable Law for the periods covered thereby. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower has timely paid (or has had timely paid on its behalf) all Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets that are due and payable (including in its capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such Taxes. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower, threatened by any Governmental Authority regarding any Taxes relating to the Borrower, nor is there any proposed Tax deficiency or assessment made against the Borrower that would, if made, individually or in the aggregate, have a Material Adverse Effect.
(10)ERISA Compliance. (a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Pension Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and all other applicable Laws and regulations.
(e)(i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made; (ii) neither the Borrower nor an ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than contributions in the ordinary course and premiums due and not delinquent under Section 4007 of ERISA); (iii) neither the Borrower nor an ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv)

neither the Borrower nor an ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; except, with respect to each of the foregoing clauses (i) through (iv) of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(f)Except as could not reasonably be expected to result in a Material Adverse Effect: (i) each Foreign Pension Plan maintained or administered by the Borrower has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made by the Borrower with respect to a Foreign Pension Plan have been timely made and the Borrower has not incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan; and (iii) each Foreign Pension Plan maintained or administered by the Borrower is funded to the extent required by Law or otherwise to comply with the requirements of any material Law applicable in the jurisdiction in which such Foreign Pension Plan is maintained.
(11)Subsidiaries; Equity Interests. As of the Closing Date, the Borrower does not have any direct Subsidiaries other than BrazilCo. All of the outstanding Equity Interests owned by the Borrower in such Subsidiary have been validly issued and are fully paid and all Equity Interests owned by the Borrower in such Subsidiary are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, the Perfection Certificate (a) sets forth the name and jurisdiction of the Borrower and (b) sets forth the Borrower’s ownership interest in BrazilCo, including the percentage of such ownership, to be pledged as Collateral.
(12)Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any borrowings will be used for any purpose that violates Regulation U.
(g)The Borrower is not, nor is required to be, registered as an “investment company” under the Investment Company Act of 1940.
(13)Disclosure. To the best knowledge of the Borrower, no report, financial statement, certificate or other written information furnished by or on behalf of the Borrower (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when furnished and taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation of such materials; it being understood that such projections may vary from actual results and that such variances may be material.
(14)[Reserved].

(15)Intellectual Property; Licenses, Etc. The Borrower does not own or licenses (other than licenses of software and technology entered into in the ordinary course) any trademarks, service marks, domain names, copyrights, patents, patent rights, technology, domain names, software, trade secrets, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are material to the business of the Borrower and its Subsidiaries, taken as a whole. As of the date hereof, no claim or litigation regarding any of the IP Rights is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(16)Solvency. On the Closing Date, after giving effect to the Transactions and consummation of the transactions in connection with the Lumina Notes and the PortoCem Long-Term Financing, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
(17)[Reserved].
(18)Collateral Documents; Valid Liens. Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents and any other documents and instruments necessary to satisfy the Collateral and Guarantee Requirement, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, except as otherwise provided hereunder or under the Collateral Documents, including subject to Liens permitted by Section 7.01, a legal, valid, enforceable and perfected first priority Lien on all right, title and interest of the Borrower in the Collateral described therein.
(19)[Reserved].
(20)[Reserved].
(21)[Reserved].
(22)USA Patriot Act, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. (a) For the past five (5) years, the Borrower and its directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower, have complied with all applicable Sanctions and Anti-Corruption Laws, in all material respects. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions and Anti-Corruption Laws. For the past five (5) years, the Borrower has not (i) received written or oral notice of or made a voluntary, mandatory or directed disclosure to any Governmental Authority relating to any actual or potential violation of any Anti-Corruption Law or (ii) been a party to or the subject of any pending or, to the knowledge of the Borrower, threatened action or investigation related to any actual or potential violation of Anti-Corruption Laws.
(h)The Borrower, or any director, officer, or to the knowledge of the Borrower, any controlled Affiliate of the Borrower is not an individual or entity (“person”) that is a Sanctioned Person.
(i)(i) The Borrower will not directly or indirectly, use the proceeds of the Term Loans in violation of applicable Sanctions or otherwise knowingly make available such proceeds to any Person for the purpose of financing the activities or business of or with any

Sanctioned Person, or in any Sanctioned Country, (ii) the Borrower, its directors, officers or employees or, to the knowledge of the Borrower, any controlled Affiliate of the Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the Term Loans, is not a Sanctioned Person and (iii) the Borrower, to the knowledge of the Borrower, its directors, officers and employees are not in violation of applicable Sanctions in any material respect.
Article VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Term Loan Commitment hereunder, any Term Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date, the Borrower shall, and shall cause its Subsidiaries (other than NewCo and its Subsidiaries) to:
(1)Financial Statements. (a) Deliver to the Administrative Agent for prompt further distribution to each Lender, within ninety (90) days (or within fifteen (15) Business Days of the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each fiscal year completed after the Closing Date, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, and the related statements of operations and cash flows for such fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion (i) shall be prepared in accordance with generally accepted auditing standards and (ii) (other than with respect to the fiscal year ending December 31, 2024) shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except as may be required as a result of the impending maturity of any Indebtedness);
(a)Deliver to the Administrative Agent for prompt further distribution to each Lender, within forty-five (45) days (or within fifteen (15) Business Days of the successor time period then in effect under the Exchange Act for a non-accelerated filer plus any grace period provided by Rule 12b-25 under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower completed after the Closing Date, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited statements of operations and cash flows for such fiscal quarter and the portion of the fiscal year then ended, certified by a Responsible Officer of the Borrower as to the best of his or her knowledge, fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(b)Deliver to the Administrative Agent for prompt further distribution to each Lender, no later than ninety (90) days after the end of each fiscal year of the Borrower completed after the Closing Date, a consolidated detailed budget for the Borrower and its Subsidiaries for the following fiscal year (including a consolidated statement of projected results of operations of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year presented on a quarterly basis) (collectively, the “Projections”);
(c)[reserved];

(d)[reserved];
(e)[reserved]; and
(f)Deliver to the Administrative Agent for prompt further distribution to each Lender, each set of consolidated financial statements and projections of the Company and its Restricted Subsidiaries (as defined in the Series I Credit Agreement) delivered pursuant to Sections 5.1(a), (b), (c) and 5.2(b) of the Series I Credit Agreement, promptly (but in no event later than one (1) Business Day) following delivery of same to the Borrower.
Financial statements and other information required to be delivered pursuant to this Section 6.01, Section 6.02 or Section 6.03 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such financial statements or other information, or provides a link thereto, on the website of the Borrower or the Company, as applicable; (ii) on which such financial statements or other information is posted on behalf of the Borrower on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial or third-party website or whether sponsored by the Administrative Agent); or (iii) to the extent such financial statements or other information are set forth in the Borrower’s or the Company’s (or any parent’s) Form 10-K or 10-Q, as applicable, filed with the SEC.
Copies of all documents delivered to the Administrative Agent or the Lenders under this Section 6.01 shall be delivered to the First Lien Indenture Trustee for distribution in accordance with the First Lien Indenture.
(2)Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)no later than five (5) days after the delivery of a compliance certificate referred to in Section 5.2(a) of the Series I Credit Agreement to the Borrower, a true, correct and complete copy of such compliance certificate;
(b)[reserved];
(c)promptly (and in any event within three (3) Business Days), true, correct and complete copies of all material notices (including, without limitation, notices of redemption and notices of default), certificates, reports and other information delivered by the Company in connection with the Existing Credit Agreements, the applicable Refinancing Intercompany Credit Agreements, the 2026 Notes Indenture and the 2029 Notes Indenture; and
(d)promptly, such additional information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
(e)Copies of all documents delivered to the Administrative Agent or the Lenders under this Section 6.02 shall be delivered to the First Lien Indenture Trustee for distribution in accordance with the First Lien Indenture.

(3)Notices. Promptly after a Responsible Officer of the Borrower has obtained actual knowledge thereof, notify the Administrative Agent:
(a)of the occurrence of any Default or “Default” (as such term is defined in the Existing Credit Agreements, the applicable Refinancing Intercompany Credit Agreement, the 2026 Notes Indenture and the 2029 Notes Indenture);
(b)of the occurrence of a Material Adverse Effect or the occurrence of a “Material Adverse Effect” (as such term is defined in the Existing Credit Agreements, the applicable Refinancing Intercompany Credit Agreement, the 2026 Notes Indenture and the 2029 Notes Indenture); or
(c)of the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, against (i) the Borrower that could reasonably be expected to result in a Material Adverse Effect or (ii) the Company that could in each case reasonably be expected to result in a “Material Adverse Effect” (as such term is defined in the Existing Credit Agreements, the applicable Refinancing Intercompany Credit Agreement, the 2026 Notes Indenture and the 2029 Notes Indenture).
Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a), (b) or (c) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto (or in the case of notices delivered under the Existing Credit Agreements, the applicable Refinancing Intercompany Credit Agreement, the 2026 Notes Indenture and the 2029 Notes Indenture, stating what action the Company has taken or proposes to take with respect thereto).
Copies of all documents delivered to the Administrative Agent under this Section 6.03 shall be delivered to the First Lien Indenture Trustee for distribution in accordance with the First Lien Indenture.
(4)Payment of Taxes. Pay, discharge or otherwise satisfy, as the same shall become due and payable, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent any such Tax is being contested in good faith and by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such Taxes or the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(5)Preservation of Existence, Etc. Except as otherwise permitted by Section 7.04 and Section 7.05 and (other than with respect to the organizational existence of the Borrower), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), permits, licenses and franchises necessary or desirable in the normal conduct of its business.
(6)Maintenance of Properties. Except (i) if the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse

Effect or (ii) for Dispositions permitted by Section 7.05, (a) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in as good a working order, repair and condition, as they were in on the date hereof, ordinary wear and tear excepted and fire, casualty or condemnation excepted, (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice and in the normal conduct of its business, and (c) maintain or renew (to the extent permitted by applicable Laws of the United States) all of its registered or issued intellectual property.
(7)Maintenance of Insurance.
(a)Generally. Maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such other Persons, including comprehensive “all risk” or special causes of loss form insurance and commercial general liability insurance.
(b)[Reserved].
(c)Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the Flood Laws.
(d)If the Borrower shall fail to maintain insurance in accordance with this Section 6.07, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance. The provisions of this Section 6.07 shall be deemed supplemental to, but not duplicative of, the provisions of any Collateral Documents that require the maintenance of insurance.
(8)Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except, in each case, if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(9)Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied and which reflect all material financial transactions and matters involving the assets and business of the Borrower, as the case may be.
(10)Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of the Borrower’s properties, to examine such Person’s corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss such Person’s affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that the Administrative Agent and the Lenders shall not exercise such rights more often than two (2) times in the aggregate during any calendar year and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default has occurred and is continuing, the Administrative Agent and the Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.10, the Borrower shall not be required to disclose, or permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or nonfinancial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product.
(11)Additional Collateral. At the Borrower’s expense, subject to the limitations and exceptions of this Agreement, including, without limitation, the provisions of the Collateral and Guarantee Requirement and any applicable limitation in any Collateral Document, take all action necessary or reasonably requested by the Administrative Agent or the Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied.
(12)[Reserved].
(13)[Reserved].
(14)Further Assurances. Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (a) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents, to the extent required pursuant to the Collateral and Guarantee Requirement.
(15)[Reserved].
(16)[Reserved].
(17)Use of Proceeds. Use the proceeds of the Term Loans, whether directly or indirectly, on the applicable Funding Date: (i) to make the Series I Term Loan to the Company pursuant to the Series I Credit Agreement and/or (ii) to consummate the transactions contemplated by each Exchange Agreement.
(18)Post-Closing Actions. Complete each of the actions described on Schedule 6.18 as soon as commercially reasonable and by no later than the date set forth in Schedule 6.18 with respect to such action or such later date as the Initial Lender may reasonably agree.
(19)Compliance with Anti-Corruption Laws. The Borrower shall (a) conduct its business in compliance with Anti-Corruption Laws, and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws; and (b) not authorize the use of the proceeds of any borrowing, directly or, to its knowledge, indirectly, in any manner which would violate Anti-Corruption Laws in any material respect.
Article VII
NEGATIVE COVENANTS
So long as any Lender shall have any Term Loan Commitment hereunder, any Term Loan or other Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) which is accrued and payable shall remain unpaid or unsatisfied, then from and after the Closing Date:
(1)Liens. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues whether now owned or hereafter acquired, other than the following:
(a)Liens securing Indebtedness incurred under the Loan Documents;
(b)Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP if such contest shall have the effect of suspending enforcement or collection of such Taxes;
(c)(i) Liens on assets securing, or otherwise arising from, judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 8.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;
(d)Liens in favor of a banking or other financial institution arising as a matter of Law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution including any netting and the right of setoff, and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;
(e)Liens on assets or properties of Subsidiaries securing the Indebtedness under Section 7.03(g) and (h) and any Refinancing Indebtedness with respect thereto;
(f)Liens or purported Liens evidenced by the filing of UCC financing statements, including precautionary UCC financing statements, or any similar filings made in respect of (i) Non-Financing Lease Obligations or consignment or bailee arrangements entered into by the Borrower or any of its Subsidiaries and/or (ii) the sale of accounts receivable in the ordinary course of business, consistent with past practice or consistent with industry norm (to the extent otherwise permitted herein) for which a UCC financing statement is required;
(g)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(h)Licenses of, or other grants of rights to use, intellectual property entered into in the ordinary course or between the Borrower and/or any Subsidiary or any other Subsidiary;

(i)Liens outstanding on the Closing Date and set forth on Schedule 7.02 attached hereto and any modification, replacement, refinancing, renewal or extension thereof; provided that (i) no such Lien extends to any property or asset of the Borrower or any of its Subsidiaries that was not subject to the original Lien, other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien, (B) in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in either case permitted under Section 7.03, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property and (C) the proceeds and products thereof, accessions thereto and improvements thereon and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if the same constitute Indebtedness, is not prohibited by Section 7.03;
(j)Liens on assets or properties of Subsidiaries securing Indebtedness under Section 7.03(b);
(k)Liens that are contractual rights of setoff or rights of pledge relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness;
(l)Liens (and rights of setoff) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens (including, without limitation, any maritime liens, whether or not statutory, that are recognized or given effect to as such by the law of any applicable jurisdiction) imposed by applicable Law, in each case incurred in the ordinary course of business, consistent with past practice or consistent with industry norm (i) for amounts not yet overdue by more than 60 days, (ii) for amounts that are overdue by more than 60 days or that are unfiled and no other action has been taken to enforce such Liens or those that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by GAAP have been made for any such contested amounts or (iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect;
(m)Liens incurred or deposits made in the ordinary course of business, consistent with past practice or consistent with industry norm (i) in connection with workers’ compensation, pension, unemployment insurance, employers’ health tax and other types of social security or similar laws and regulations or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (ii) to secure the performance of tenders, statutory obligations, surety, stay, customs, appeal, performance and/or completion bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including those to secure health, safety and environmental obligations but exclusive of obligations for the payment of borrowed money), (iii) securing or in connection with (x) any liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) insurance carriers providing property, casualty, liability or other insurance (including self-insurance) to the Borrower or its Subsidiaries or otherwise supporting the payment of items set forth in the foregoing clause (i) or (y) leases or licenses of property otherwise not prohibited by this Agreement and use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business, consistent with past practice or consistent with industry norm and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(n)Liens consisting of survey exceptions, easements, rights-of-way, restrictions, encroachments, and other similar encumbrances or minor defects or irregularities in title, in each case that would not reasonably be expected to result in a Material Adverse Effect;
(o)Liens consisting of any (i) interest or title of a lessor or sublessor under any lease of real estate entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) landlord lien not prohibited by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject or (iv) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(p)Liens solely on any cash advance, earnest money or escrow deposits made by the Borrower and/or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment or disposition not prohibited under this Agreement;
(q)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(r)Liens in connection with any zoning, building, land use or similar Law or right reserved to or vested in any governmental authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any of its Subsidiaries to (i) control or regulate the use of any or dimensions of real property or the structure thereon that would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order or (ii) terminate any such lease, license, franchise, grant or permit or to require annual or other payments as a condition to the continuation thereof;
(s)(i) leases (including ground leases and leases of vehicles, tankers and ISO containers), licenses, subleases or sublicenses granted to others in the ordinary course of business, consistent with past practice or consistent with industry norm (and other agreements pursuant to which the Borrower or any Subsidiary has granted rights to end users to access and use the Borrower’s or any Subsidiary’s products, technologies or services), or which would not reasonably be expected to result in a Material Adverse Effect, and (ii) ground leases, subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(t)Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of any asset in the ordinary course of business, consistent with past practice or consistent with industry norm or (ii) by operation of law under Article 2 of the UCC (or any similar Law under any jurisdiction);
(u)security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of such Person in the ordinary course of business, consistent with past practice or consistent with industry norm;
(v)(i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any

Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) Liens encumbering reasonable customary initial deposits and margin deposits, (iii) bankers Liens and rights and remedies as to Deposit Accounts, (iv) Liens on the proceeds of any Indebtedness in favor of the holders of such Indebtedness incurred in connection with any transaction permitted under this Agreement, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction and (v) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 7.05, in each case, solely to the extent such disposition, would have been permitted on the date of the creation of such Lien;
(w)(i) Liens securing obligations (other than obligations representing indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Subsidiaries and (ii) Liens not securing indebtedness for borrowed money that are granted in the ordinary course of business, consistent with past practice or consistent with industry norm and customary in the operation of the business of the Borrower and its Subsidiaries;
(x)Liens on securities that are the subject of repurchase agreements constituting Permitted Investments or any Permitted Investment arising out of such repurchase transactions and reasonable customary initial deposits and margin deposits and similar Liens attaching to pooling, commodity trading accounts or other brokerage accounts maintained in the ordinary course of business, consistent with past practice or consistent with industry norm and not for speculative purposes;
(y)Liens on cash or Cash Equivalents arising in connection with the defeasance, satisfaction, discharge or redemption of Indebtedness;
(z)Liens (i) of a collection bank arising under Section 4-208 or 4-210 of the UCC (or any comparable or successor provision) on the items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service provider arising as a matter of law or under general terms and conditions encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;
(aa)Liens relating to future escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance or incurrence of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose; and
(ab)other Liens on assets securing obligations not to exceed $50,000,000.
The expansion of Liens by virtue of accrual of interest and the payment of interest will not be deemed to be an incurrence of Liens for purposes of this Section 7.01.

Notwithstanding anything else herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, incur any Liens in connection with any Liability Management Transaction.
(2)[Reserved].
(3)Indebtedness. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness of the Subsidiaries outstanding on the Closing Date and set forth on Schedule 7.03 attached hereto;
(b)Attributable Indebtedness with respect to (i) Financing Leases in connection with certain gas fired turbines and (ii) other Financing Leases in an aggregate amount not to exceed $20,000,000 at any time outstanding;
(b)Indebtedness of the Borrower under the Loan Documents;
(c)Indebtedness incurred by the Borrower and/or a Subsidiary to or from the Borrower or another Subsidiary; provided that any such Indebtedness owed by the Borrower shall be expressly subordinated to the Obligations in right of payment or security pursuant to the terms of this Agreement;
(d)Guarantees by the Borrower or any Subsidiary of Indebtedness or other obligations of the Borrower or any other Subsidiary; provided such Indebtedness is otherwise permitted under this Agreement;
(e)obligations owed by the Borrower to any financial institution in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;
(f)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(g)(i) the Lumina Notes, the PortoCem Long-Term Financing, the PortoCem Bridge Loan Financing and the CELBA II BNDES Term Loan and (ii) Construction Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;
(h)Working Capital Indebtedness in an aggregate principal amount not to exceed $125,000,000 at any time outstanding;
(i)Indebtedness solely for the purpose of refinancing (the “Refinancing Indebtedness”), in whole or in part, the Indebtedness incurred under Section 7.03(a), (h) or (i) (the “Refinanced Indebtedness”), subject to the following conditions:
(i)the principal amount of the Refinancing Indebtedness shall not exceed the sum of (A) the outstanding principal amount of the Refinanced Indebtedness immediately prior to such refinancing, and (B) any accrued and unpaid interest, fees, premiums

(including tender premiums) thereon plus defeasance costs, underwriting discounts and other fees, commissions and expenses (including upfront fees, closing payments, original issue discount, initial yield payments and similar fees);
(ii)(A) such Refinancing Indebtedness either (1) has a final maturity the same as or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) or (2) requires no or nominal payments in cash (other than interest payments) prior to, in each case, the final maturity of the Refinanced Indebtedness and (B) other than with respect to revolving Indebtedness, such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness (without giving effect to any amortization or prepayments in respect of such Refinanced Indebtedness); and
(iii)(A) if the Refinanced Indebtedness is subordinated in right of payment and/or in lien priority to the Obligations, such Refinancing Indebtedness shall be subordinated in right of payment and/or in lien priority, as applicable, to such Obligations on terms not materially less favorable to Secured Parties as those contained in the documentation governing the Refinanced Indebtedness (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) no Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Refinanced Indebtedness as of the Closing Date, (C)(1) no Refinancing Indebtedness may be secured Indebtedness if Refinanced Indebtedness is unsecured Indebtedness as of the Closing Date and (2) no Refinancing Indebtedness may be secured by more or different collateral than the Refinanced Indebtedness was secured as of the Closing Date and (D) no Refinancing Indebtedness may be provided by the Company or any Affiliate of the Company;
(j)(1) guaranties by the Borrower and/or any Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, consistent with past practice or consistent with industry norm, (2) Indebtedness incurred in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of obligations of the Borrower and/or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (3) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business, consistent with past practice or consistent with industry norm;
(k)Indebtedness of the Borrower and/or any Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business, consistent with past practice or consistent with industry norm;
(l)Indebtedness of the Borrower and/or any Subsidiary consisting of obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business, consistent with past practice or consistent with industry norm;
(m)Indebtedness of the Borrower and/or any Subsidiary representing (1) deferred compensation to current or former directors, officers, employees, members of management, managers, members, partners, independent contractors and consultants of the Borrower and/or any Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm of the Borrower and/or its Subsidiaries and (2) deferred compensation or other similar arrangements in connection with any Investment or any acquisition permitted under this Agreement;
(n)Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds, completion bonds or similar instruments with respect to such Indebtedness) incurred by the Borrower and/or any Subsidiary in the ordinary course of business, consistent with past practice or consistent with industry norm in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance compensation claims;
(o)(i) customer deposits and advance payments (including progress premiums) received in the ordinary course of business, consistent with past practice or consistent with industry norm from customers or (ii) obligations to pay, in each case, for goods and services purchased or sold in the ordinary course of business, consistent with past practice or consistent with industry norm;
(p)Indebtedness incurred by any Subsidiary with respect to the PortoCem Investment; and
(q)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (q) above.
For purposes of determining compliance with Section 7.03, Indebtedness incurred under the Loan Documents shall only be classified as incurred under Section 7.03(a).
The accrual of interest and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.
Notwithstanding anything else herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, create, incur or assume any Indebtedness, Disqualified Equity Interest or Preferred Stock in connection with a Liability Management Transaction.
(4)Fundamental Changes. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:
(a)any Subsidiary may merge, amalgamate, consolidate with or into another Subsidiary; provided that, if such Subsidiary is BrazilCo, then BrazilCo shall be the surviving Person;
(b)any Subsidiary may Dispose of all or substantially all of its assets to the Borrower or another Subsidiary;
(c)any Subsidiary of BrazilCo may dissolve or liquidate if the Borrower determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or the Required Holders; and
(d)the Transactions shall be permitted.

(5)Dispositions. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, directly or indirectly, make any Disposition, other than:
(a)Dispositions made in the ordinary course of business;
(b)Dispositions between the Borrower and/or any Subsidiary or any other Subsidiary;
(c)abandonment or other Disposition of intellectual property which, in the reasonable judgment of the Borrower, is no longer economically practicable to maintain or useful in any material respect in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole;
(d)(i) the conversion of accounts receivable for notes receivable or other Dispositions of accounts receivable in connection with the collection or compromise thereof and (ii) the leasing, assignment, subleasing, licensing or sublicensing of any real or personal property (including the provision of software under an open source license and including ground leases) in the ordinary course of business, consistent with past practice or consistent with industry norm and the sale of leased, subleased, licensed or sublicensed assets to customers purchasing natural gas in the ordinary course of business, consistent with past practice or consistent with industry norm;
(e)Dispositions of surplus, obsolete, damaged, used or worn out property or other property (including IP Rights) that, in the reasonable judgment of the Borrower, is (i) no longer used or useful in its business (or in the business of any Subsidiary of the Borrower) or (ii) otherwise economically impracticable to maintain;
(f)Dispositions of cash and/or Cash Equivalents, and/or other assets that were Cash Equivalents when the relevant original Investment was made;
(g)Dispositions of (i) accounts receivable, or participations therein, in the ordinary course of business, consistent with past practice or consistent with industry norm (including any discount and/or forgiveness thereof and sales to factors or similar third parties) or in connection with the collection or compromise thereof and (ii) receivables, or participations therein, and related assets (or the Equity Interests in a Subsidiary, all or substantially all of the assets of which are receivables, or participations therein, and related assets);
(h)Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), (i) the Disposition or termination of which will not materially interfere with the business of the Borrower and its Subsidiaries or (ii) that relate to closed facilities or the discontinuation of any product or business line;
(i)(i) any termination of any lease, assignment, sublease, license or sublicense in the ordinary course of business, consistent with past practice or consistent with industry norm, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business, consistent with past practice or consistent with industry norm or otherwise if the Borrower determines in good faith that such action is in the best interests of the Borrower and the Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lender;

(j)(i) Dispositions of property subject to foreclosure, casualty, eminent domain, expropriation, forced dispositions or condemnation proceedings (including in lieu thereof or any similar proceeding), (ii) any involuntary loss, damage or destruction of any property and (iii) transfers of any property that have been subject to a casualty event to the respective insurer of such property as part of an insurance settlement or upon receipt of the net proceeds of such casualty event;
(k)Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed (or otherwise in connection with the closing or sale of any facility);
(l)Dispositions (including issuance of any Equity Interests in BrazilCo) of assets or property to NewCo;
(m)Dispositions of TGS Pipeline to any Person other than an Affiliate of the Borrower for consideration at least equal to the fair market value of the assets Disposed of at the time of such Disposition; and
(n)Dispositions in connection with the Transactions.
Notwithstanding anything else herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Disposition in connection with a Liability Management Transaction.
(6)Restricted Payments. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, declare or make, directly or indirectly, any Restricted Payment, except:
(a)for any taxable period in which the Borrower and/or any of its Subsidiaries is a disregarded entity, partnership or other flow-through entity for tax purposes, or a member of an income or similar tax group of which a direct or indirect parent of the Borrower is the common parent (a “Tax Group”), Restricted Payments used to pay U.S. federal, state and local and non-U.S. income or similar Taxes, as applicable, of such direct or indirect owner of the Borrower or such Tax Group that are attributable to the taxable income of the Borrower and/or such Subsidiaries, as applicable, determined taking into account the character of the income and loss of the Borrower and/or such Subsidiaries as it affects the applicable tax rate and taking into account losses of the Borrower and/or such Subsidiaries arising after the Closing Date, to the extent not taken into account in prior periods; provided that any Restricted Payments that are attributable to the taxable income of any such Subsidiary will be permitted only to the extent of the amount of cash distributions made by such Subsidiary to Borrower for the purpose of paying such tax liability; provided, further, that (x) such Restricted Payment will be promptly used to pay such Taxes and (y) the amount of such Restricted Payment for any taxable period shall not exceed the amount of such Taxes that Borrower would have paid had Borrower been a stand-alone corporate taxpayer (or the parent of a stand-alone corporate Tax Group);
(b)transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any supplemental executive retirement benefit plan, any health, disability or similar insurance plan that covers current or former officers, directors, members of management, managers, employees, members, partners, consultants or independent contractors of the Borrower and/or its Subsidiary, or any employment contract or arrangement of the Borrower and/or its Subsidiary;
(c)Refinancing Indebtedness permitted under Section 7.03(i);

(d)each Subsidiary may make Restricted Payments consisting of dividends, distributions or similar payments to the Borrower and other Subsidiaries;
(e)any Permitted Investment;
(f)any other Restricted Payments to the extent (i) substantially concurrently therewith, NewCo has complied with its obligations to make an offer to purchase the New Notes in compliance with Section 3.09(a)(ii) of the First Lien Indenture with respect to a total purchase price that is at least equal to the NewCo Applicable RP Amount, (ii) after giving effect to such Restricted Payment, BrazilCo and its Subsidiaries have, on a consolidated basis, unrestricted cash and Cash Equivalents in an amount at least equal to the Minimum Liquidity Amount available for working capital and other general corporate uses; provided that, any cash and Cash Equivalents subject to a Lien in favor of the Collateral Agent securing the Obligations and/or held in any deposit account or securities account subject to a Control Agreement shall not be deemed to be restricted and (iii) no Default or Event or Default shall exist;
(g)any Restricted Payments made in connection with the repayment of the PortoCem Investment; and
(h)any Restricted Payments in connection with the Transactions (including the New Notes Dividend).
The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer, as the case may be, pursuant to the Restricted Payment.
Notwithstanding anything else herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, make a Restricted Payment in connection with any Liability Management Transaction.
(7)Certain Undertakings Relating to Separateness. The Borrower shall conduct its business and operations separate and apart from that of any other Person (including the holders of its Equity Interests and their respective Affiliates) and in furtherance of the foregoing, the Borrower shall:
(a)Not engage in any business or activity other than those contemplated in Section 7(a) of the Operating Agreement or take any action that would be in contravention of the Borrower’s limited liability company agreements, effective as of October 23, 2024, as may be amended, restated, amended and restated or modified from time to time prior to the Closing Date (the “Operating Agreement”);
(b)maintain its own separate books and records and bank accounts;
(c)at all times hold itself out to the public and all other Persons as a legal entity separate from any other Person;
(d)have a board of managers separate from any other Person;
(e)file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable Law;

(f)not commingle its funds or assets with funds or assets of any other Person;
(g)conduct its business in its own name, except for business conducted on behalf of itself by another Person under a business management or investment advisory agreement that is on commercially reasonable terms, so long as the manager, servicer, investment advisor or equivalent thereof, under such agreement holds itself out as agent of the Borrower, and strictly comply with all organizational formalities to maintain its separate existence;
(h)maintain separate financial statements and accounting records and show, in its financial statements, its assets and liabilities separate and apart from those of any other Person and not permit its assets to be listed as assets on the financial statements of any of its Affiliates; provided that the Borrower may be consolidated with another Person for accounting purposes in accordance with GAAP;
(i)except pursuant to or as permitted by the Loan Documents or the Operating Agreement, pay its own debts, liabilities and expenses only out of its own funds as the same shall become due;
(j)maintain an arm’s length relationship with its Affiliates and the members, except as not prohibited under the Loan Documents or the Operating Agreement;
(k)pay the salaries of its own employees;
(l)except pursuant to or as not prohibited under the Loan Documents or the Operating Agreement, not hold out its credit or assets as being available to satisfy the obligations of others;
(m)allocate fairly and reasonably any overhead expenses (including any overhead for shared office space and for services performed by any employee of any Affiliates) from only its own assets;
(n)maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Borrower’s agent;
(o)except pursuant to or as not prohibited under the Loan Documents or the Operating Agreement, not pledge its assets for the benefit of any other Person or guaranty or become obligated for the debts of any other Person;
(p)correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Borrower or the separateness of its assets;
(q)maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the members to make any additional capital contributions to the Borrower;
(r)cause its board of managers to keep minutes of any meetings and actions and observe all other Delaware limited liability company formalities;
(s)cause the Borrower to continue to be duly formed, validly existing and in good standing in the State of Delaware and in all other jurisdictions where it is qualified to do business;

(t)at all times be organized as a special-purpose entity with constituent documents substantially similar to those in effect on the date of the Operating Agreement;
(u)except as contemplated by the Loan Documents or the Operating Agreement, not acquire any securities any owner or Affiliate;
(v)hold its assets in its own name and maintain its assets in such a manner that it is possible, with reasonable ease to ascertain or identify its individual assets from those of any other Person;
(w)cause the agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing;
(x)except pursuant to or as not prohibited under the Loan Documents or the Operating Agreement, guarantee any obligation of any Person, including any Affiliate;
(y)engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7 and Section 9(J) of the Operating Agreement or the Loan Documents;
(z)incur, create or assume any indebtedness other than as not prohibited under the Loan Documents or the Borrower’s limited liability company agreement;
(aa)make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in those investments not prohibited under the Loan Documents or the Operating Agreement, including investments in NewCo and BrazilCo, and may make any advance required or not prohibited to be made pursuant to any provisions of the Loan Documents or the Operating Agreement and permit the same to remain outstanding in accordance with such provisions;
(ab)to the fullest extent permitted by law, engage in any dissolution, winding up, liquidation, consolidation, division, merger, consolidation, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Loan Documents or the Operating Agreement and subject to obtaining any approvals required under the Operating Agreement;
(ac)permit any Affiliate or constituent party independent access to any of its bank accounts, except for any employee of an Affiliate who has been authorized by the Borrower to access such account on behalf of the Borrower as its authorized representative;
(ad)perform any act that would subject its members to liability for the liabilities or obligations of the Borrower except as not prohibited under by the Loan Documents or the Operating Agreement;
(ae)create or permit to be created or exist, any security interest, encumbrance, or other lien on its assets, except the security interests created under or permitted by the Loan Documents or the Operating Agreement;
(af)enter into or be a party to any non-arm’s length transaction with its members or any of their respective Affiliates, except as not prohibited by the Loan Documents or the Operating Agreement;

(ag)permit any Affiliate independent access to any of its bank accounts, except for any employee of an Affiliate who has been authorized by the Borrower to access such account on behalf of the Borrower as its authorized representative;
(ah)transfer any of its assets, except as not prohibited by the Loan Documents or the Operating Agreement; or
(ai)form, acquire, hold or own directly any Equity Interests (whether corporate, partnership, limited liability company or other) other than Equity Interests of NewCo and BrazilCo.
The Borrower hereby acknowledges that the Administrative Agent and each Lender is entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from its Affiliates. Notwithstanding anything in this Section 7.07 to the contrary, none of the Transactions or any transaction otherwise expressly permitted by the Loan Documents or any action otherwise required to be taken to comply with the Loan Documents pursuant to the terms thereof shall be prohibited.
(8)Transactions with Affiliates. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, directly or indirectly, enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, other than (i) the transactions contemplated by the Series I Credit Agreement and all transactions related thereto, (ii) the transactions contemplated by the PortoCem Investment, (iii) transactions permitted under Section 7.03, Section 7.04, Section 7.05 and Section 7.06; (iv) transactions existing on the Closing Date and set forth on Schedule 7.08 and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders and/or the Required Holders or (ii) more disadvantageous, in any material respect, to the Lenders than the relevant transaction in existence on the Closing Date, in each case as determined in the good faith judgment of the Board of Directors or the senior management of the Borrower, (v) transactions between or among the Borrower and/or its Subsidiaries, (vi) the Transactions, (vii) employment, consulting, severance, expense reimbursement, indemnity and other service or benefit related arrangements between the Borrower and its Subsidiaries and their respective officers, employees and directors in the ordinary course of business and transactions pursuant to stock option and other equity award plans and employee benefit plans and arrangements in the ordinary course of business, (viii) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, consistent with past practice or consistent with industry norm, which are fair to the Borrower and/or its Subsidiary in the good faith determination of the Board of Directors of the Borrower or the senior management thereof, (ix) any transactions pursuant to one or more management services agreements (or similar arrangements) between the Borrower and the Company and/or one or more of the Company’s Subsidiaries involving aggregate payments no greater than $5.0 million per calendar year and (x) transactions on terms substantially as favorable to the Borrower or any Subsidiary as would be obtainable at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.
Notwithstanding anything else herein to the contrary, the Borrower shall not, and shall not permit any Subsidiary to, consummate any Affiliate Transaction in connection with any Liability Management Transaction.

(9)Burdensome Agreements. The Borrower shall not, and shall not permit any Subsidiary (other than NewCo and its Subsidiaries) to, enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on property of the Borrower for the benefit of the Lenders with respect to the Obligations or under the Loan Documents; provided that the foregoing shall not apply to Contractual Obligations which:
(a)arise in connection with any Disposition permitted by Section 7.04 or 7.05 and relate solely to the assets or Person subject to such Disposition;
(b)arise in connection with Indebtedness permitted by Section 7.03;
(c)arise in connection with the Transactions;
(d)arise in connection with Liens permitted by Section 7.01 and relate to the property subject to such Lien;
(e)arise in connection with customary restrictions on leases, subleases, licenses, cross-licenses, sublicenses or similar arrangements permitted hereby so long as such restrictions relate to the property or assets subject thereto;
(f)arise in connection with customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(g)arise in connection with restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and
(h)arise in connection with cash or other deposits permitted under Section 7.01 and the definition of Permitted Investments and limited to such cash or deposit.
(10)NewCo. The Borrower shall not consent to or permit any amendment to the organizational documents of NewCo or any other actions in its capacity as the owner of Equity Interests of NewCo that would be adverse to the interests of the holders of the New Notes.
(11)Series I Credit Agreement. The Borrower shall not consent to any amendment to the Series I Credit Agreement that would adversely affect the interests of the holders of the New Notes. The Borrower shall use its reasonable best efforts to enforce any of its rights under the Series I Credit Agreement (at the direction of the Required Holders).
(12)Accounting Changes. The Borrower shall not make any change in its fiscal year.
(13)Prepayments, Etc. of Indebtedness. (a) The Borrower shall not prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Indebtedness for borrowed money of the Borrower other than the Term Loans.
(i)The Borrower shall not, and shall not permit any Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any documentation governing any Indebtedness for borrowed money of the

Borrower or any Subsidiary without the consent of the Administrative Agent (acting at the direction of the Required Holders).
(14)Dividend and Other Payment Restrictions Affecting Subsidiaries.
(a)The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:
(i)(1) pay dividends or make any other distributions to the Borrower on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to the Borrower;
(ii)make loans or advances to the Borrower; or
(iii)sell, lease or transfer any of its properties or assets to the Borrower.
(b)The restrictions in Section 7.14(a) shall not apply to encumbrances or restrictions:
(i)set forth in any agreement evidencing or governing Indebtedness permitted to be incurred pursuant to Section 7.03 and any corresponding Organizational Documents of the Borrower or any Subsidiary structured as a special purpose entity incurring such Indebtedness,;
(ii)arising under customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses, joint venture agreements and other agreements entered into in the ordinary course of business;
(iii)that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any assets or Equity Interests not otherwise prohibited under this Agreement;
(iv)that are assumed in connection with any acquisition of property or the Equity Interests of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Equity Interests of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(v)set forth in any agreement for any disposition of any Subsidiary (or all or substantially all of the assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Subsidiary pending such disposition;
(vi)set forth in provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any class of Equity Interests of a Person other than on a pro rata basis;
(vii)imposed by customary provisions in partnership agreements, limited liability company agreements, joint venture agreements, other organizational and governance documents and other similar agreements;

(viii)on cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such cash, other deposits or net worth or similar restrictions exist;
(ix)set forth in documents that exist on the Closing Date, including pursuant to the 2025 Notes Indenture, the 2026 Notes Indenture, the 2029 Notes Indenture, the applicable Refinancing Intercompany Credit Agreement, the Existing Credit Agreement, this Agreement and the other Loan Documents and, in each case, related documentation and related Derivative Transactions;
(x)(1) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date or (2) arising under customary separateness, bankruptcy remoteness and similar provisions included in governing or other documents related to entities structured as special purpose entities in anticipation of financing arrangements, acquisition of assets or similar transactions, in each case, if the relevant restrictions, taken as a whole (as determined in good faith by the Borrower) (A) are not materially less favorable to the holders than the restrictions contained in this Agreement, (B) generally represent market terms at the time of incurrence or structuring, as applicable, taken as a whole, or (C) would not, in the good faith determination of senior management of the Borrower, at the time of incurrence or structuring, as applicable, materially impair the Borrower’s ability to pay the Obligations when due;
(xi)arising under or as a result of applicable Law or the terms of any license, authorization, concession or permit;
(xii)arising in any Hedge Agreement and/or any agreement relating to Banking Services;
(xiii)relating to any asset (or all of the assets) of and/or the Equity Interests of the Borrower and/or any Subsidiary which is imposed pursuant to an agreement entered into in connection with any disposition of such asset (or assets) and/or all or a portion of the Equity Interests of the relevant Person that is not prohibited by the terms of this Agreement;
(xiv)set forth in any agreement relating to any Lien permitted pursuant to Section 7.01 that limits the right of the Borrower or any Subsidiary to dispose of or encumber the assets subject thereto;
(xv)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrower or any of its Subsidiaries is a party entered into in the ordinary course of business, consistent with past practice or consistent with industry norm; provided that such agreement (i) prohibits the encumbrance of solely the property or assets of the Borrower or such Subsidiary that are subject to such agreements, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or the assets or property of another Subsidiary or (ii) would not, in the good faith of the Borrower, at the time such Indebtedness is incurred, materially impair the Borrower’s ability to make payments under the Loan Documents when due;
(xvi)arising in connection with any Disposition permitted by Section 7.04 or 7.05 and relating solely to the assets or Person subject to such Disposition;
(xvii)arising in connection with the Transactions;

(xviii)arising in connection with customary restrictions on leases, subleases, licenses, cross-licenses, sublicenses or similar arrangements permitted hereby so long as such restrictions relate to the property or assets subject thereto;
(xix)arising in connection with cash or other deposits permitted under Section 7.01 and the definition of Permitted Investments and limited to such cash or deposit; and/or
(xx)imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (i) through (xix) above; provided that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
(c)For purposes of determining compliance with this Section 7.14, (1) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (2) the subordination of (including the application of any standstill requirements to) loans and advances made to the Borrower or a Subsidiary to other Indebtedness incurred by the Borrower or such Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Article VIII
EVENTS OF DEFAULT AND REMEDIES
(1)Events of Default. Any of the following from and after the Closing Date shall constitute an event of default (an “Event of Default”):
(a)Non-Payment. (i) the Borrower fails to pay (x) any amount of principal of any Term Loan when due or (y) within three (3) Business Days after the same becomes due, any interest on any Term Loan or any other amount payable hereunder or with respect to any other Loan Document; or (ii) the Company or any of its Subsidiaries (other than the Borrower) defaults in payment when due and payable at the stated maturity of any of its Indebtedness for borrowed money in excess of $100.0 million in aggregate outstanding principal amount;
(b)Specific Covenants. The Borrower and/or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to a Borrower), 6.17, 6.18, or Article VII; or
(c)Other Defaults. The Borrower and/or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) receipt of written notice thereof by the Borrower from the Administrative Agent acting at the direction of the Required Lenders and (ii) actual knowledge thereof by the Borrower; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower and/or any Subsidiary herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. The occurrence of any default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness (including, without limitation, the applicable Refinancing Intercompany Credit Agreements, the Existing Credit Agreements, the 2026 Notes Indenture and the 2029 Notes Indenture) for borrowed money by the Borrower, the Company or any of its Subsidiaries or the payment of which is guaranteed by the Borrower, the Company or any of its Subsidiaries, whether such Indebtedness or guarantee now exists or is created after Closing Date, if the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default (after giving effect to any applicable grace periods) is in the aggregate equal to $10.0 million (or its foreign currency equivalent) in the case of Indebtedness of or guarantee by the Borrower and $100.0 million (or its foreign currency equivalent) in the case of Indebtedness of or guarantee by the Company or any of its Subsidiaries (other than the Borrower); or
(f)Insolvency Proceedings, Etc. The Borrower or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, controller, administrator, judicial manager, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, administrator, judicial manager, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) The Borrower admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)Judgments. There is entered against the Borrower a final judgment or order for the payment of money in an aggregate amount exceeding $50 million (to the extent not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or (ii) other third party indemnities from financially sound investment grade indemnifying parties (or other parties reasonably acceptable to the Administrative Agent)) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or
(i)Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as a result of acts or omissions by the Administrative Agent or Collateral Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower contests in writing the validity or enforceability of any provision of any Loan Document or the validity or priority of a Lien as required by the Collateral Documents on a material portion of the Collateral; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
(j)[Reserved]; or
(k)Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 6.11, 6.14 or 6.18 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, (i) except to the extent that any such perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements or other equivalent filings and (ii) except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage; or
(l)ERISA. (i) An ERISA Event occurs which, individually or together with all other ERISA Events, has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) the Borrower or ERISA Affiliate fails to make when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, in an amount which could reasonably be expected to result in, a Material Adverse Effect or (iii) the Borrower has incurred or is likely to incur liabilities pursuant to one or more Foreign Pension Plans which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.
(2)Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of the Required Lenders (at the direction of the Required Holders), take any or all of the following actions:
(a)declare the Term Loan Commitment (if any) of each Lender to be terminated, whereupon such Term Loan Commitments and obligations shall be terminated;
(b)declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, and all other Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)[reserved]; and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code or any other Debtor Relief Laws, the obligation of each Lender to make Term Loans shall automatically terminate, and the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case, without further act of the Administrative Agent or any Lender.
(e)Notwithstanding anything to the contrary set forth in this Agreement, in the event the Obligations are accelerated or otherwise become due prior to their stated maturity for any reason following the occurrence of any Event of Default (including, without limitation, pursuant to Section 8.01(f) or the acceleration of claims by operation of law (a “Make-Whole Event”)), all fees, expenses and premiums (including any Applicable Premium or Prepayment Premium) as of the date such Obligations are accelerated or become due will also be due and payable as if the Borrower had voluntarily prepaid the Term Loans (the “Make-Whole Amount”), and such Make-Whole Amount shall also be due and payable as of such date and shall constitute part of the Obligations.  Any Make-Whole Amount payable above shall be presumed to be the liquidated damages sustained by the Lenders as the result of the early termination and acceleration of the Obligations and the Borrower agrees that it is reasonable under the circumstances currently existing.  The Make-Whole Amount shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure, in connection with any restructuring, reorganization or compromise of the Term Loans or the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring or arrangement in any insolvency proceeding, or by any other means following the occurrence of a Make-Whole Event.   THE BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE-WHOLE AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION.  The Borrower expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Make-Whole Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the Make-Whole Amount; and (D) the Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Borrower expressly acknowledges that its agreement to pay the Make-Whole Amount to the Lenders as herein described is a material inducement to the Lenders to enter into this Agreement and extend the Term Loans hereunder.
(3)Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Term Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (whether received as a consequence of the exercise of such remedies or a distribution out of any proceeding in respect of or commenced under any proceeding under any Debtor Relief Law including payments constituting “adequate protection” in respect of the Collateral during such proceeding or under any plan of reorganization or on account of any liquidation of the Borrower) shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):
First, to payment of that portion of the Obligations constituting (a) fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent or the Collateral Agent in its capacity as such and (b) indemnitees payable to the Company Administrative Agent under Section 9.17 in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause

Second payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, and any fees and premiums (including the Applicable Prepayment Premium, if any), ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Third payable to them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, and any breakage, termination or other payments, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them (irrespective of when such amounts were incurred or accrued or whether any such amounts are allowed in any proceeding under any Debtor Relief Law);
Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
(4)Administrative Delay. The Administrative Agent and Lenders acknowledge that the payments of principal and interest hereunder will primarily be financed with the proceeds that the Borrower receives on account of the Series I Term Loans. In the event that the Borrower is unable to satisfy its obligations to make any payment hereunder solely as a result of an administrative delay on the account of the Series I Administrative Agent to process a timely payment that was made by the Company to the Series I Administrative Agent on account of the Series I Term Loans, no Default or Event of Default shall exist hereunder if such payment is made to the Administrative Agent hereunder within two (2) Business Days of when such payment was otherwise due and payable hereunder.
Article IX
ADMINISTRATIVE AGENT AND OTHER AGENTS
(1)Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(a)[Reserved].
(b)Each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or in trust or as agent for) such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.
(2)Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, sub-agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact or employee that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).
(3)Liability of Agents. The Administrative Agent and Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and Collateral Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the applicable Agent or Agent-Related Parties is required to exercise as directed in writing by the Required Lenders (at the direction of the Required Holders) (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent nor any Agent-Related Parties shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or such Agent-Related Party to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (at the direction of the Required Holders) (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.01) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Agents shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by the Borrower or a Lender;
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien (including the priority thereof) granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (vii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times, (viii) providing, maintaining, monitoring or preserving insurance on or the payment of Taxes with respect to any of the Collateral or (ix) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents;
(f)shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as an Agent; and
(g)shall not be required to (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or powers, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or powers, except for such expense, indemnity or liability, if any, arising out of such Agent’s gross negligence, bad faith or willful misconduct in the performance of its duties hereunder or under any other Loan Document, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(h)No requirement in any Loan Document for the Borrower to provide evidence, opinion, information, documentation or other material requested or required by any Agent shall be construed to mean that such Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. No Lender shall assert, and each Lender hereby waives, any claim against the Agents, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken or omitted to be taken by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof.
(4)Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (at the direction of the Required Holders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (at the direction of the Required Holders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. If a payment is made by the Agent (or any of its Affiliates) in error (whether known to the recipient or not) or if a Lender or another recipient of funds is not otherwise entitled to receive such funds at such time of such payment or from such Person in accordance with the Loan Documents, then such Lender or recipient shall forthwith on written demand repay to the Agent the portion of such payment that was made in error (or otherwise not intended (as determined in good faith by the Agent) to be received) in the amount made available by the Agent (or its Affiliate) to such Lender or recipient. Each Lender and other party hereto waives the discharge for value defense in respect of any such payment. The parties hereto agree that an erroneous payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous payment is, and solely with respect to the amount of such erroneous payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such erroneous payment. Nothing in this Section 9.04 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous payment not been made by the Agent.
(i)For purposes of determining compliance with the conditions specified in Section 4.01 with respect to Credit Extensions on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
(5)Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, unless the Administrative Agent shall have received written notice from a Lender, the Borrower or the Required Holders referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders and the Required Holders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders (at the direction of the Required Holders) in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Required Holders.
(6)Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.
(7)Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent or the Collateral Agent, as the case may be, in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as the case may be, is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent, as the case may be.
(8)Merger or Consolidation. Any corporation or association into which either Agent may be converted or merged, or with which either may be consolidated, or to which either may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which either Agent is a party, will be and become the successor Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
(9)Successor Agents. (a) Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or the Collateral Agent, as applicable, upon thirty (30) days’ notice to Lenders and the Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to this Section 9.09.
(j)If the Administrative Agent or the Collateral Agent resigns under this Agreement, the Required Lenders (at the direction of the Required Holders) shall appoint a successor agent for the Lenders hereunder and under the other Loan Documents, which shall be reasonably acceptable to the Borrower at all times other than during the existence of an Event of Default under Section 8.01(a), 8.01(f) or 8.01(g) (which consent of the Borrower shall not be unreasonably withheld or delayed).
(k)If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent or the Collateral Agent, as applicable, the Administrative Agent or the Collateral Agent, as applicable, may appoint, after consulting with the Required Holders, a successor agent to the extent the Required Lenders have failed to do the same pursuant to Section 9.09(b).
(l)Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or retiring Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or collateral agent and/or Supplemental Agent, as the case may be, and the retiring Administrative Agent’s or Collateral Agent’s, as applicable, appointment, powers and duties as the Administrative Agent or Collateral Agent shall be terminated. After the retiring Administrative Agent’s or the Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent, as applicable, under this Agreement.
(m)If no successor agent has accepted appointment as the Administrative Agent or the Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Administrative Agent’s or Collateral Agent’s, as applicable, notice of resignation, the retiring Administrative Agent’s or the retiring Collateral Agent’s, as applicable, resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders (at the direction of the Required Holders) appoint a successor agent as provided for above.

(n)Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders (at the direction of the Required Holders) may request, in order to (i) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (ii) otherwise ensure that Section 6.11 is satisfied, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations under the Loan Documents.
(o)After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or the Collateral Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or the Collateral Agent, as applicable and the retiring Administrative Agent and the Collateral Agent, as the case may be, shall remain indemnified to the extent provided in this Agreement and the other Loan Documents.
(10)Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, judicial management, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on either Borrower or the Collateral Agent) shall be (to the fullest extent permitted by mandatory provisions of applicable Law) entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Collateral Agent and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Collateral Agent and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Collateral Agent and the Administrative Agent under 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, monitor, curator, receiver, receiver-manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent or the Collateral Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent or the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent or the Collateral Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
(11)Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes the Administrative Agent and the Collateral Agent:
(a)to enter into and sign for and on behalf of the Lenders as Secured Parties the Collateral Documents for the benefit of the Lenders and the other Secured Parties;
(b)to automatically release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted), (ii) at the time the property subject to such Lien is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document to any Person other than the Borrower and (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (at the direction of the Required Holders).
Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders (at the direction of the Required Holders) will confirm in writing the Administrative Agent’s or the Collateral Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and this Section 9.11.
(12)Certain Rights of Agent. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement or the other Loan Documents, such Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders (which instruction may be provided in the form of email and may be provided by legal counsel or any other advisor to the Required Lenders), and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement or the other Loan Documents. With respect to any term or provision of this Agreement or any other Loan Document that requires the consent, approval, satisfaction, discretion, determination, decision, action or inaction or any similar concept of or by the Agent, or that allows, permits, requires, empowers or otherwise provides that any matter, action, decision or similar concept may be taken, made or determined by the Agent (including any provision that refers to any document or other matter being satisfactory or acceptable to the Agent) without expressly referring to the requirement to obtain consent or input from any Lenders, or to otherwise notify any Lender, or without providing that such matter is required to be satisfactory or acceptable to the Required Lenders, such term or provision shall be interpreted to refer to the Agent exercising its discretion, it being understood and agreed that the Agent shall be entitled to confirm that any matter is satisfactory or acceptable to the Required Lenders to the extent that it deems such confirmation necessary or desirable.

(13)Appointment of Supplemental Agents. (a) It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by the Administrative Agent or the Collateral Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(c)In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Agent, as the context may require.
(d)Should any instrument in writing from the Borrower be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.
(14)Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the other Loan Documents arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes, and interruptions, loss of malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the financial services or trust administration industry to resume performance as soon as practicable under the circumstances.
(15)[Reserved].
(16)No Discretion. Notwithstanding anything else to the contrary herein or in any other Loan Document, whenever reference is made to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered to omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action if it shall not have received such written instruction, advice or direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) as the Agent deems appropriate. Upon receipt of such written instruction, advice or direction, the Agent shall take such discretionary action in accordance with such instruction, advice or direction subject to the terms set forth in this Article IX.
(17)Borrower Indemnity Claims. The Lenders shall indemnify upon demand the Borrower solely in its capacity as the lender of the Series I Term Loans (the “Series I Loan Term Lender”) and solely to the extent the Series I Term Loan Lender is not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so, on a pro rata basis, for the Series I Term Loan Lender’s indemnification obligations to the Series I Administrative Agent under and pursuant to the Series I Credit Agreement (as in effect on the Closing Date). The Series I Administrative Agent shall be entitled to rely upon, shall be an express third party beneficiary of, and shall be entitled to enforce, the provisions of this Section 9.17. In the event the Series I Administrative Agent wishes to make a demand for indemnification under this Section 9.17, the Series I Administrative Agent shall deliver to the Administrative Agent for prompt further distribution to the Lenders (i) a copy of the written demand for indemnification made by the Series I Administrative Agent under the Series I Credit Agreement and (ii) written demand for indemnification against the Lenders for the pro rata portion of the indemnification obligations due, owing and unpaid by the Series I Term Loan Lender under the Series I Credit Agreement, including reasonably detailed calculation thereof. Upon receipt of such demand, each Lender shall pay such its pro rata share of the indemnification obligations that are due, owing and unpaid of the Series I Term Loan Lender to the Series I Administrative Agent as directed in writing subject to the provisions of the Series I Credit Agreement by the Series I Term Loan Lender (it being agreed that the Series I Term Loan Lender may establish an account for the benefit of the Series I Administrative Agent for purposes of facilitating payments to the Series I Administrative Agent under this Section 9.17). Notwithstanding anything to the contrary in this Agreement, neither this Section 9.17 nor the definition of “Series I Administrative Agent” (as defined as of the Closing Date) shall be terminated, amended, modified, supplemented or changed in any manner without the prior written consent of the Series I Administrative Agent. The Lenders’ undertaking in this Section 9.17 shall survive termination of the Aggregate Commitments and the payment of all other Obligations.
Article X
MISCELLANEOUS
(1)Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders (at the direction of the Required Holder) (or by the Administrative Agent with the written consent of the Required Lenders (at the direction of the Required Holder)) and the Borrower and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall directly or indirectly:

(a)extend or increase the Term Loan Commitment of any Lender without the written consent of each Lender holding such Term Loan Commitment (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Term Loan Commitments shall not constitute an extension or increase of any Term Loan Commitment of any Lender);
(b)postpone any date scheduled for, or reduce or forgive the amount of, any payment of principal or interest under Section 2.07 or 2.08 (other than pursuant to Section 2.08(b)) without the written consent of each Lender holding the applicable Obligation (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(c)reduce or forgive the principal of, or the rate of interest specified herein on, any Term Loan, or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender holding such Term Loan or to whom such fee or other amount is owed; provided that, only the consent of the Required Lenders (at the direction of the Required Holder) shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
(d)change any provision of this Section 10.01, the definition of “Required Lenders,” or “Pro Rata Share,” Section 2.06, 2.12(a), 2.12(g), 2.13 or 8.03 without the written consent of each Lender directly affected thereby;
(e)other than in connection with a transaction permitted under Section 7.04 or 7.05 (as in effect on the Closing Date), release all or substantially all of the Collateral (or have the effect of releasing all or substantially all of the Collateral) in any transaction or series of related transactions, without the written consent of each Lender;
(f)other than in connection with a transaction permitted under Section 7.04 or 7.05 (as in effect on the Closing Date), release all or substantially all of the aggregate value of the Guarantees (or have the effect of releasing all or substantially all of the aggregate value of the Guarantees) in any transaction or series of related transactions, without the written consent of each Lender;
(g)change the currency in which any Term Loan is denominated without the written consent of each Lender holding such Term Loans; or
(h)subordinate the Obligations in right of payment to any other Indebtedness or subordinate the Lien securing the Obligations in right of security to any other Lien, in each case, without the written consent of each Lender, other than in connection with any Indebtedness with respect to which each then existing Lender is offered a bona fide opportunity to fund or otherwise provide its pro rata share of such other Indebtedness on the same terms (other than bona fide backstop fees, any arrangement or restructuring fees) as offered to all other providers (or their affiliates) of such other Indebtedness; provided, however, that if any such Lender does not accept an offer to fund or otherwise provide its pro rata share of such other Indebtedness, such Lender shall be deemed to have declined such offer.
Notwithstanding anything to the contrary herein, the Required Holders shall, at any time, have the exclusive right to “step-in” and instruct any and all Lenders to take actions, including voting, amendments, waivers, and other discretionary actions, solely at the direction of the Required Holders.
If the Administrative Agent and the Borrower shall have jointly identified an obvious error (including, but not limited to, an incorrect cross-reference) or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or any other Loan Document (including, for the avoidance of doubt, any exhibit, schedule or other attachment to any Loan Document), then the Administrative Agent (acting in its sole discretion) and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document. Notification of such amendment shall be made by the Administrative Agent to the Lenders and to the Required Holders promptly upon such amendment becoming effective.
Notwithstanding the foregoing, (a) any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent and/or the Collateral Agent (without the consent of any Lender or the Required Holders) solely to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property, (b) the Collateral Documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Collateral Agent and the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent, the Collateral Agent and the Borrower only and without the need to obtain the consent of any Lender or the Required Holders if such amendment or waiver is delivered solely to the extent necessary to (i) comply with local Law or (ii) cause such Collateral Document or related document to be consistent with this Agreement and the other Loan Documents.
Notwithstanding anything to the contrary in this Section 10.01, from and after the Exchange Date, the Cash Rate may be amended to be a reduced rate per annum specified in a written notice to the Administrative Agent from the Borrower, delivered on or prior to the Exchange Date.  The Cash Rate shall be so amended for all purposes hereunder effective as of the Exchange Date automatically without the need for any other actions by any of the parties hereto.

(2)Notices and Other Communications; Facsimile Copies.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission or electronic mail). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail to a party, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent and the Collateral Agent pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on the Borrower, the Agents and the Lenders. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
(c)Reliance by Agents and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct of such Agent-Related Person as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to the Administrative Agent or Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, and each of the parties hereto hereby consents to such recording.
(3)No Waiver; Cumulative Remedies. No failure by any Lender, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan

Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(4)Attorney Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Collateral Agent and the Lenders party to this Agreement on the Closing Date for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (including all Attorney Costs, which shall be limited to McDermott Will & Emery LLP (and one local and specialist counsel in each applicable jurisdiction for each group and, in the event of a conflict of interest, one additional counsel of each type to the affected parties)) and (b) to pay or reimburse the Administrative Agent, the Collateral Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent and Lenders (taken as a whole) (and one local counsel in each applicable jurisdiction for each group)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail; provided that, with respect to the Closing Date, all amounts due under this Section 10.04 shall be paid on the Closing Date to the extent invoiced to the Borrower within one (1) Business Day of the Closing Date. If the Borrower fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrower by the Administrative Agent in its sole discretion.
(5)Indemnification. The Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, and directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact of each of the foregoing (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs, which shall be limited to Attorney Costs of one counsel to the Administrative Agent (and one local counsel in each applicable jurisdiction for each group and, in the event of any conflict of interest, one additional counsel of each type to the affected parties)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Loan Commitment or Term Loan, (c) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property or facility currently or formerly owned, leased or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower, (d) the payment or recovery of an amount in connection with the Loan Documents in a currency other than the currency required under the Loan Document, (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (a “Proceeding”) or whether or not such Proceeding is brought by the Borrower or any other Person and (f) any payments of indemnification obligations pursuant to Section 9.17 hereof (all the foregoing, collectively, the “Indemnified Liabilities”) in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or the Borrower or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of the Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, and for any reasonable out-of-pocket expenses related thereto). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the Borrower’s directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent or the Collateral Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(6)Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall, to the fullest extent possible under provisions of applicable Law, be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

(7)Successors and Assigns
. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and the Required Holders and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except with the prior written consent of the Borrower and the Required Holders (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided that the First Lien Notes Collateral Agent, First Lien Indenture Trustee and the holders of the New Notes shall be express third party beneficiary of (x) any rights to approve or consent to any actions or other items hereunder and (y) any rights to direct the Lender, the Administrative Agent and/or Collateral Agent hereunder. For purposes of any provision hereunder giving Required Holders the right to direct a party hereto, it is understood and agreed that any action requiring such direction shall not be taken without the prior written approval of the Required Holders, and the party receiving such direction shall take any action if directed in writing to do so by the Required Holders.
(d)[Reserved].
(e)Notwithstanding anything to the contrary contained herein, without the consent of the Borrower or the Administrative Agent, (1) any Lender may create a security interest in all or any portion of the Term Loans owing to it and the Term Notes, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Term Loans owing to it and the Term Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(8)Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Lender or its Affiliates); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) [reserved]; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08 or becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or its related parties (so long as such source is not known to the Administrative Agent, such Lender or any of their respective Affiliates to be bound by confidentiality obligations to the Borrower); (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) [reserved]; (j) to the extent such information is independently developed by any Agent or Lender; (k) in connection with the exercise of any remedies hereunder, under any other Loan Document or the enforcement of its rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Term Loan Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from the Borrower relating to its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by the Borrower other than as a result of a breach of this Section 10.08; provided that, in the case of information received from the Borrower after the Closing Date, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
(9)Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Collateral Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower (on its own behalf and on behalf of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Collateral Agent to or for the credit or the account of the Borrower and its Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Collateral Agent hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, the Collateral Agent and such Lender may have at Law.
(10)Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
(11)Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier (or other electronic transmission, e.g.,.pdf) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
(12)Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict of this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
(13)Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Term Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
(14)Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any such illegality, invalidity or unenforceability, the parties shall negotiate in good faith with a view to agreeing on a legal, valid and enforceable replacement provision which, to the extent practicable, is in accordance with the intent and purposes of this Agreement and in its economic effect comes as close as possible to the illegal, invalid or unenforceable provision.
(15)GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY COLLATERAL DOCUMENT, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(a)ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT WILL PREVENT ANY LENDER, THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE COLLATERAL DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF THE BORROWER IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER WAIVES ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS TO WHICH YOU OR YOUR PROPERTIES OR ASSETS MAY BE ENTITLED. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.
(b)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN BY TELECOPIER OR ELECTRONIC MAIL) IN SECTION 10.02. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.15 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE ITSELF, AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT

TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.
(16)WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(17)Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 10.07 (if applicable) and except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
(18)USA Patriot Act. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act and is effective as to the Lenders and the Administrative Agent.
(19)No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its respective Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, and the Borrower are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any of its Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents or the Lenders has any obligation to the Borrower or any of its respective Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its respective Affiliates, and none of the Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.
(c)The Borrower acknowledges and agrees that each Lender and any affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender or Affiliate thereof were not a Lender hereunder and without any duty to account therefor to any other Lender, the Borrower or Affiliate of the foregoing.
(20)Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the

Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
(21)[Reserved].
(22)[Reserved].
(23)Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Term Loans or the Term Loan Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement, or
(iii)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, and such Lender, in the Lender’s sole discretion.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that:
(i)none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Term Loans, the Term Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Term Loans, the Term Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent or its Affiliates for investment advice (as opposed to other services) in connection with the Term Loans, the Term Loan Commitments or this Agreement.
(c)The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Term Loans, the Term Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Term Loans or the Term Loan Commitments for an amount less than the amount being paid for an interest in the Term Loans or the Term Loan Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(24)Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liabilities of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
As used in this Section 10.24, the following terms shall have the meanings set forth below.
(c)“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
(d)“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an Affected Financial Institution.
(e)“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
(f)“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
(g)“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
(h)“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
(i)“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
NFE BRAZIL INVESTMENTS LLC, as Borrower
By:
Name:    []
Title:    []

[Signature Page to Credit Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Administrative Agent and Collateral Agent
By:
Name:
Title:

[Signature Page to Credit Agreement]

NFE FINANCING LLC, as Initial Lender
By:
Name:    []
Title:    []

[Signature Page to Credit Agreement]

Schedule 1.01

Term Loan Commitments

Schedule 5.08(a)

Environmental Matters

Schedule 6.18

Post-Closing Actions

Schedule 7.02

Liens

Schedule 7.03

Indebtedness of the Subsidiaries

Schedule 7.07(ii)

Independent Managers

Schedule 7.08

Transactions with Affiliates

Schedule 10.02

Notices and Other Communications

EXHIBIT A
[FORM OF]

COMMITTED LOAN NOTICE

EXHIBIT B
[FORM OF] TERM NOTE

EXHIBIT C
[Reserved]

EXHIBIT D
[FORM OF]

PLEDGE AND SECURITY AGREEMENT
[See attached.]

EXHIBIT E
[Reserved]

EXHIBIT F
[Reserved]

EXHIBIT G
[FORM OF]

SOLVENCY CERTIFICATE